FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-14

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED AUGUST 31, 2017
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc. or any other underwriter or dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities offered by these collateral materials (“Materials”) will be described in greater detail in the prospectus expected to be dated in September 2017 (the “Preliminary Prospectus”) that will be included as part of our registration statement (SEC File No. 333-207132). The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

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The securities offered by these Materials are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities will be subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in these Materials.

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LOAN #1: 225 & 233 Park Avenue south

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	New York, New York	Cut-off Date Balance(3)	$60,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$347.76
Size (SF)	675,756	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 5/24/2017	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/24/2017	97.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1909-1910 / 1982, 2016-2017	Mortgage Rate	3.65140%
Appraised Value(1)	$750,000,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	4/1/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Orda Management Corporation; Morton F. Silver	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	7/6/2017
Maturity Date	6/6/2027

Underwritten Revenues	$48,106,942
Underwritten Expenses	$18,601,103	Escrows(4)
Underwritten Net Operating Income (NOI)	$29,505,839	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,439,583	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	31.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	31.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.39x / 3.27x	TI/LC	$8,106,455	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.6% / 12.1%	Other(5)	$26,393,540	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Debt	195,000,000	45.3	Principal Equity Distribution	159,383,488	37.1
Reserves	34,499,995	8.0
Closing Costs	9,746,461	2.3
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

(1)	The Appraised Value represents the “as-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below), which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as-is assuming holdbacks” value. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” value of $750,000,000, is 32.6%.

(2)	Calculated based on the aggregate outstanding principal balance of the 225 & 233 Park Avenue South Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $60,000,000 represents the non-controlling note A-2, which is part of a loan combination evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $235,000,000. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was securitized in the WFCM 2017-C39 securitization transaction, the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by Barclays Bank PLC (“Barclays”) and is expected to be contributed to one or more future securitization transactions and (iii) the non-controlling note A-4, which has an outstanding principal balance as of the Cut-off Date of $45,000,000 and was securitized in the WFCM 2017-C38 securitization transaction. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other upfront escrows include $11,529,288 for remaining capital expenditures and $14,864,252 for free rent.

■	The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Loan”) is part of a loan combination (the “225 & 233 Park Avenue South Loan Combination”) evidenced by four pari passu notes that are together secured by the borrower’s fee interest in two, contiguous office buildings located on Park Avenue South in New York, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans (collectively, the “225 & 233 Park Avenue South Companion Loans”) are evidenced by: (i) the controlling note A-1, which had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was securitized in the WFCM 2017-C39 securitization transaction; (ii) the non-controlling note A-3, which had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by Barclays and is expected to be contributed to one or more future securitization transactions; and (iii) the non-controlling note A-4, which had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and was securitized in the WFCM 2017-C38 securitization transaction. The 225 & 233 Park Avenue South Loan Combination was originated by Barclays on May 31, 2017. Each note evidencing the 225 & 233 Park Avenue South Loan Combination has an interest rate of 3.65140% per annum. The borrower utilized the proceeds of the 225 & 233 Park Avenue South Loan Combination to refinance the existing debt on the 225 & 233 Park Avenue South Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The 225 & 233 Park Avenue South Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 225 & 233 Park Avenue South Loan Combination requires interest only payments throughout the entire term. The scheduled maturity date of the 225 & 233 Park Avenue South Loan Combination is the due date in June 2027. Voluntary prepayment of the 225 & 233 Park Avenue South Loan Combination is permitted on or after the due date in February 2027. Defeasance of the 225 & 233 Park Avenue South Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted at any time after the earlier of May 31, 2020 or the second anniversary of the securitization of the last portion of the 225 & 233 Park Avenue South Loan Combination.

LOAN #1: 225 & 233 Park Avenue south

■	The Mortgaged Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 SF, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 SF built in 1910. 233 Park Avenue South is a 13-story Class A office building with 172,652 SF built in 1909. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances (one on Park Avenue South and one on East 18th Street). The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey (the “Port Authority”) and STV. Once the Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of the net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance in its space. The build-out of the Facebook space includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor (the “Facebook Expansion Space”), an increase of 67,011 SF. The tenant is currently engaged in the build-out of the Facebook Expansion Space and is expected to take occupancy in July 2018.

The second largest tenant, Buzzfeed, leases 28.7% of the net rentable area through May 2026. Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, which utilizes the 225 & 233 Park Avenue South Property as its headquarters, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance in its space. Buzzfeed has its own separate building entrance on East 18th Street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South building). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The following table presents certain information relating to historical leasing at the 225 & 233 Park Avenue South Property:

Historical Leased %(1)(2)

Property Name	2013	2014(3)	2015(3)	2016	UW (May 2017)(4)(5)
225 & 233 Park Avenue South	100.00%	95.80%	49.20%	96.60%	97.90%

(1)	Source: borrower sponsor

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(4)	Based on the underwritten rent roll dated May 24, 2017.

(5)	The underwritten occupancy as of May 2017 includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 SF), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower sponsor on the origination date.

LOAN #1: 225 & 233 Park Avenue south

The following table presents certain information relating to the major tenants at the 225 & 233 Park Avenue South Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Facebook(3)(4)(5)	NR / NR / NR	266,460	39.4%	$21,146,899	45.1%	$79.36	10/31/2027	1, 5-year option(6)
Buzzfeed(7)(8)	NR / NR / NR	194,123	28.7	14,808,325	31.6	$76.28	5/31/2026	NA
STV	NR / NR / NR	133,200	19.7	6,037,948	12.9	$45.33	5/31/2024	1, 10-year option(9)
233 PAS Restaurant Co.(10)	NR / NR / NR	10,961	1.6	1,100,000	2.3	$100.36	4/30/2032	1, 5-year option
T. Rowe Price(11)	NR / NR / NR	13,450	2.0	1,049,100	2.2	$78.00	3/31/2028	1, 5-year option
WB Wood	NR / NR / NR	13,397	2.0	739,380	1.6	$55.19	12/31/2022	1, 5-year option
Ainsworth	NR / NR / NR	11,740	1.7	613,759	1.3	$52.28	10/31/2022	NA
Florian Café	NR / NR / NR	6,953	1.0	600,000	1.3	$86.29	6/30/2029	1, 5-year option
Flushing Savings Bank	NR / NR / NR	7,208	1.1	501,628	1.1	$69.59	10/31/2026	1, 5-year option
CUNY	NR / NR / NR	3,790	0.6	287,547	0.6	$75.87	6/30/2021	NA
Ten Largest Owned Tenants		661,282	97.9%	$46,884,586	100.0%	$70.90
Remaining Tenants(7)		0	0	0	0.0	$0.00
Vacant		14,474	2.1	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		675,756	100.0%	$46,884,586	100.0%	$70.90

(1)	Based on the underwritten rent roll dated May 24, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 SF.

(4)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of GLA), 12 months of free rent through May 2018 for the 8th floor (40,397 SF, 6.0% of GLA), and five months of free rent through October 2017 for the 18th and 19th floors (48,740 SF, 7.2% of GLA). Such free rent amount was reserved upfront at loan origination.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(7)	Buzzfeed currently subleases the entire 11th floor of the 225 Park Avenue South building (26, 921 SF, 4.0% of GLA) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC gives six months’ termination notice to the other party.

(8)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 SF (0.3% of GLA). Such free rent amount was reserved upfront at loan origination.

(9)	STV’s renewal option may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(10)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 SF (1.4% of GLA). Such free rent amount was reserved upfront at loan origination.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 SF (2.0% of GLA). Such free rent amount was reserved upfront at loan origination.

The following table presents the lease rollover schedule at the 225 & 233 Park Avenue South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	3,790	0.6	0.6%	287,547	0.6	$75.87	1
2022	25,137	3.7	4.3%	1,353,139	2.9	$53.83	2
2023	0	0.0	4.3%	0	0.0	$0.00	0
2024	133,200	19.7	24.0%	6,037,948	12.9	$45.33	1
2025	0	0.0	24.0%	0	0.0	$0.00	0
2026	201,331	29.8	53.8%	15,309,953	32.7	$76.04	2
2027	266,460	39.4	93.2%	21,146,899	45.1	$79.36	1
2028 & Thereafter	31,364	4.6	97.9%	2,749,100	5.9	$87.65	3
Vacant	14,474	2.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	675,756	100.0%		$46,884,586	100.0%	$70.90	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

LOAN #1: 225 & 233 Park Avenue south

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)(3)	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	$67.66
Rent Steps	0	0	0	0	445,767	0.66
Gross Up Vacancy	0	0	0	0	977,863	1.45
Reimbursements	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.36
Gross Revenue	$40,398,967	$41,882,063	$35,494,619	$35,043,673	$49,475,347	$73.21

Vacancy & Credit Loss(5)	0	0	0	0	(1,368,405)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	$48,106,942	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	$43.66
TI/LCs	0	0	0	0	991,923	1.47
Capital Expenditures	0	0	0	0	74,333	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	$42.09

Occupancy	95.8%	49.2%	96.6%	97.9%	97.9%
NOI Debt Yield(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority previously occupied 305,426 SF at rental rates between $56 and $62 per SF on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority. Additionally, two tenants, Buzzfeed and Facebook (186,368 SF, 29.4% of GLA) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) (198,791 SF, 29.4% of GLA) concluding their rent abatement periods and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook which is reimbursed $2.70 per SF for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous income.

(6)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the 225 & 233 Park Avenue South Loan Combination.

■	Appraisal. According to the appraisal, the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000 as of April 1, 2017. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017. The “as-is assuming holdbacks” value assumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are reserved upfront at loan origination. The borrower sponsor reserved all such amounts upfront at loan origination.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Direct Capitalization Approach(1)	$770,000,000	N/A	4.00%
Discounted Cash Flow Approach(2)	$720,000,000	6.50%	5.00%

(1)	Based on the “as-stabilized” value.

(2)	Based on the “as-is” appraised value.

■	Environmental Matters. Based on a Phase I environmental report dated April 13, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the 225 & 233 Park Avenue South Property).

■	Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square also provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect the 225 & 233 Park Avenue South Property to various parts of New York City.

LOAN #1: 225 & 233 Park Avenue south

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million SF of office inventory, direct weighted average Class A asking rents of $84.23 per SF and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per SF, with multiple spaces in the market exceeding $90.00 per SF.

The following table presents certain information relating to recent office leasing activity for the 225 & 233 Park Avenue South Property’s office market:

Recent Office Leasing Activity(1)
Address	412 West 13th Street	853 Broadway	413 West 14th Street	430 West 15th Street	315 Park Avenue South	330 Hudson Street	250 Hudson Street	315 Park Avenue South	200 Park Avenue South	770 Broadway
Year Built	1900/2001	1929	2017	1950/2016	1928/2007	2013	1928	1928/2007	1908	1905

Office GLA (SF)	80,330	126,000	110,358	98,087	276,000	394,315	30,000	276,000	225,000	911,213

No. Stories	8	21	5	7	20	13	14	20	17	15

Lease Information
Tenant Name	Bumble & Bumble	21st Century Fox/ TrueX Media	Argo Group	Live Nation Entertainment, Inc.	BDG Media	Deloitte Digital	Lieff Cabraser Heimann & Bernstein	Winton Capital	Elizabeth Arden	Facebook
Floor(s) Leased	3 – 6	21	3 - 4, PH	2 – 7	11 - 12	Pt. 9 - 10	8	19 – 20	6 – 7	14

Lease Date	Feb-2017	Jan-2017	Feb-2017	Jan-2017	Nov-2016	Nov-2016	Sept-2016	Jul-2016	Mar-2016	Feb-2016

Term (Years)	15	10	15	15	10	12	10	10	10	12

Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross

Tenant Size	41,210	5,864	45,495	76,915	34,100	37,356	27,778	34,844	35,698	79,998

Rent per SF	$93.00	$110.00	$92.00	$98.66	$85.00	$80.00	$78.00	$100.00	$64.00	$105.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, 225 Fourth LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Loan Combination. The sponsors of the borrower are Orda Management Corporation (“ORDA”) and Morton F. Silver. ORDA is a New York-based family-owned business that predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. The non-recourse carveout guarantors are Morton F. Silver and ORDA. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Loan Combination are limited to (i) transfers by the borrower of ownership of all or any material portion of the real property comprising part of the 225 & 233 Park Avenue South Property, (ii) a sale, assignment, pledge or other encumbrance by the borrower of the rents and (iii) bankruptcy related carveouts.

■	Escrows. In connection with the origination of the 225 & 233 Park Avenue South Loan Combination, the borrower deposited (i) $14,864,252 into a free rent reserve account for four tenants, (ii) $11,529,288 into a remaining base costs & fees reserve account for remaining base building costs and fees and (iii) $8,106,455 into a TI/LC reserve account for existing tenant improvement and leasing commission costs.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12th of the estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12th of the annual insurance premiums, (iii) $11,176 into a replacement reserve account and (iv) $55,878 into a TI/LC reserve account.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

LOAN #1: 225 & 233 Park Avenue south

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

■	Lockbox and Cash Management. The 225 & 233 Park Avenue South Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account are required to be transferred within two business days of receipt, and applied to all required payments and reserves as set forth in the 225 & 233 Park Avenue South Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 225 & 233 Park Avenue South Loan documents. During the continuance of a Trigger Period, all funds in the clearing account are required to be transferred to the cash management account on a daily basis and applied to all required payments and reserves as set forth in the 225 & 233 Park Avenue South Loan documents.

A “Trigger Period” will commence upon the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed tenant, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leasing the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants being in physical occupancy of their space, (3) such tenants being open for business and the landlord’s leasing obligations for such replacement lease(s) having been paid and (4) the applicable replacement tenant(s) paying full, unabated rent equaling or exceeding the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equaling or exceeding the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an event of default under the 225 & 233 Park Avenue South Mezzanine Loan (as defined below) exists and expires upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt (as defined below)), as calculated in the 225 & 233 Park Avenue South Loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt (as defined below)) is equal to or greater than 1.25x for two consecutive quarters.

■	Property Management. The 225 & 233 Park Avenue South Property is managed by ORDA, an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; (ii) an event of default under the 225 & 233 Park Avenue South Loan documents has occurred and is continuing; or (iii) a default by the property manager of a material obligation under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. Upon such occurrence, a Qualified Manager (as defined below) will be required to assume management of the 225 & 233 Park Avenue South Property pursuant to a replacement property management agreement on terms substantially the same as the management agreement entered into at origination.

A “Qualified Manager” means (i) an individual or company (or another type of party as further specified under the 225 & 233 Park Avenue South Loan documents) that (A) is either a nationally or regionally recognized property management company having at least 10 years’ experience in the management of office properties similar to the 225 & 233 Park Avenue South Property, (B) has under management no less than 3,000,000 leasable square footage of office space, and (C) is not the subject of a bankruptcy or similar insolvency proceeding; (ii) an individual or company (or another type of party as further specified under the 225 & 233 Park Avenue South Loan documents) that has been

LOAN #1: 225 & 233 Park Avenue south

approved by the lender in writing and may be conditioned upon a rating agency confirmation; or (iii) an affiliate of the borrower, which affiliate is majority owned and controlled by Morton F. Silver or in the event of the death or incompetency of Morton F. Silver, 25% of such affiliate is owned and controlled by one or more specified lineal descendants as further specified under the 225 & 233 Park Avenue South Loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Barclays concurrently funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Loan Combination, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Loan Combination to 225 Fourth Mezz LLC, of which $153,000,000 was sold to Hangang US Real Estate Fund No. 2 and Barclays currently holds the remaining $42,000,000 and expects to sell the remaining portion to one or more third party investors. The mezzanine loan is co-terminous with the 225 & 233 Park Avenue South Loan Combination and accrues interest at a fixed per annum rate equal to 4.6700%. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Loan Combination and the related mezzanine loan.

■	Future Mezzanine or Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness provided (i) prior written notice of not less than 45 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (ii) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (iii) the mezzanine loan will have a term that is at least co-terminous with the 225 & 233 Park Avenue South Loan Combination, (iv) the mezzanine loan will be current pay and will not be a payment in kind structure, (v) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (vi) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to or greater than 1.67x, (vii) if the mezzanine loan is floating rate, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (viii) a rating agency confirmation that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings is obtained and (ix) any other requirements as stated under the 225 & 233 Park Avenue South Loan documents are met.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property (plus 18 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 225 & 233 Park Avenue South Loan as described in the preceding sentence. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #2: general motors building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)	CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(4)	$55,200,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)	$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate	3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)	120
Appraisal Date	5/8/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors	Boston Properties Limited Partnership;	Original Interest Only Period (Months)	120
	767 LLC; Sungate Fifth Avenue LLC	First Payment Date	7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009	Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property (as defined below) until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance per SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the aggregate outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the General Motors Building Loan Combination (as defined below) are 47.9%, 47.9%, 2.84x, 2.77x, 9.9%, 9.6%, and $1,156, respectively.

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”), and Wells Fargo Bank, National Association (“Wells Fargo”).

(4)	The Cut-off Date Balance of $55,200,000 represents the non-controlling notes A-3-A2-1 and A-3-A3 which are part of a loan combination evidenced by 37 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 31 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,414,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At loan origination, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 37 notes comprising (i) 33 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Pari Passu-A/B Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-3-A2-1 and A-3-A3, has an outstanding principal balance as of the Cut-off Date of $55,200,000 and represents approximately 5.1% of the Initial Pool Balance. The related companion loans are evidenced by 31 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,414,800,000, and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by MSBNA, CGMRC, DBNY, and Wells Fargo on June 7, 2017. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors and pay origination costs.

LOAN #2: general motors building

Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
General Motors Building Loan
A-3-A2-1 and A-3-A3	CGCMT 2017-P8	$55,200,000
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2	CGCMT 2017-B1	$92,700,000
A-1-C2, A-1-C3-1 and A-4-A3	BANK 2017-BNK6	$90,000,000
A-1-C4 and A-1-A3	MSBNA	$111,900,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(1)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-2-C2-1, A-3-C2 and A-3-C3-2	CD 2017-CD5	$100,000,000
A-3-A2-1 and A-3-A3	CGMRC	$55,200,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000
General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	Cantor Commercial Real Estate Lending L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story mixed use office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. As of June 7, 2017, the weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF,

LOAN #2: general motors building

representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten base rent comes from office tenants (73.2%), with the remaining underwritten base rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

LOAN #2: general motors building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	1, 10-year and 2, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

LOAN #2: general motors building

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with 18 months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

LOAN #2: general motors building

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

LOAN #2: general motors building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013		2014		2015		2016		Underwritten(2)		Underwritten $ per SF(2)
Base Rent(2)	$188,477,818		$197,172,437		$193,759,747		$206,851,492		$266,317,065		$133.83
Straight Line Rent(3)	0		0		0		0		11,269,632		5.66
Rent Abatements(4)	0		0		0		0		0		0.00
Gross Up Vacancy	0		0		0		0		16,547,756		8.32
Reimbursements	29,544,790		35,800,858		38,501,366		39,027,298		27,629,542		13.88
Mark to Market(5)	0		0		0		0		17,100,676		8.59
Apple Percentage Rent	13,435,678		11,075,213		9,266,920		5,301,583		4,921,916		2.47
Direct Utilities	2,040,806		2,298,058		2,229,659		1,242,134		2,345,676		1.18
Service Income	2,596,805		2,976,371		3,277,203		3,357,322		4,425,456		2.22
Other Income(6)	16,176,651		7,995,847		2,733,268		569,626		754,455		0.38
Gross Revenue	$252,272,548		$257,318,784		$249,768,162		$256,349,455		$351,312,174		$176.54
Vacancy & Credit Loss	0		0		0		0		(16,547,756)		(8.32)
Effective Gross Income	$252,272,548		$257,318,784		$249,768,162		$256,349,455		$334,764,418		$168.22

Real Estate Taxes	$48,843,713		$56,588,425		$64,304,184		$69,746,440		$76,093,094		$38.24
Insurance	5,185,870		4,151,381		3,138,234		2,868,853		2,820,108		1.42
Management Fee(7)	5,242,237		5,338,307		5,478,829		5,405,290		1,000,000		0.50
Other Operating Expenses	24,989,132		25,925,053		26,335,252		26,903,525		27,544,807		13.84
Total Operating Expenses	$84,260,952		$92,003,166		$99,256,499		$104,924,109		$107,458,009		$54.00

Net Operating Income(8)	$168,011,596		$165,315,617		$150,511,664		$151,425,346		$227,306,409		$114.23
TI/LC	0		0		0		0		5,363,618		2.70
Capital Expenditures	0		0		0		0		397,997		0.20
Net Cash Flow	$168,011,596		$165,315,617		$150,511,664		$151,425,346		$221,544,794		$111.33

Occupancy	96.9%		98.5%		96.7%		96.3%		95.0	%(9)
NOI Debt Yield(10)	11.4%		11.2%		10.2%		10.3%		15.5%
NCF DSCR(10)	3.29	x	3.23	x	2.94	x	2.96	x	4.33	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of Effective Gross Income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the aggregate outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

LOAN #2: general motors building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District as of first quarter 2017:

Plaza District - Class A Office Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity
Madison/Fifth Avenue	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from six to fifteen years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $108.37 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF.

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

LOAN #2: general motors building

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

LOAN #2: general motors building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified eight recent comparable retail leases which are detailed in the following chart.

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

LOAN #2: general motors building

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	% Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

LOAN #2: general motors building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have

LOAN #2: general motors building

otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At loan origination, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at origination, directing tenants to pay rent directly to a lender-controlled lockbox account and require rents received by the borrower or the property manager with respect to the General Motors Building Property to be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management

LOAN #2: general motors building

agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least 10 years’ experience in the management of Class A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3: 9-19 9th avenue

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	New York, New York	Cut-off Date Balance(3)	$55,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)	$1,720.24
Size (SF)	61,038	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 9/6/2017(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/6/2017(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1920 / 2017	Mortgage Rate	4.13100%
Appraised Value	$202,000,000	Original Term to Maturity (Months)	120
Appraisal Date	6/23/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors	Robert Cayre; BRE Properties, LLC	Original Interest Only Period (Months) First Payment Date	120 9/6/2017
Property Management	William Gottlieb Management Co., LLC
Maturity Date	8/6/2027

Underwritten Revenues	$9,411,761
Underwritten Expenses	$991,395	Escrows(4)
Underwritten Net Operating Income (NOI)	$8,420,366	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,414,262	Taxes	$128,689	$64,345
Cut-off Date LTV Ratio(2)	52.0%	Insurance	$162,734	$13,562
Maturity Date LTV Ratio(2)	52.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.91x / 1.91x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$105,000,000	100.0%	Loan Payoff	$60,399,767	57.5%
Principal Equity Distribution	41,608,335	39.6
Closing Costs	2,700,475	2.6
Reserves	291,423	0.3
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	Occupancy includes Restoration Hardware, Inc. (“Restoration Hardware”). Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

(2)	Calculated based on the aggregate outstanding principal balance of the 9-19 9th Avenue Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $55,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $105,000,000. The related companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $50,000,000, which is currently held by Starwood Mortgage Capital LLC or an affiliate and is expected to be contributed to a future securitization transaction.

(4)	See “––Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “9-19 9th Avenue Loan”) is part of a loan combination (the “9-19 9th Avenue Loan Combination”) evidenced by two pari passu notes with a combined outstanding principal balance as of the Cut-off Date of $105,000,000. The 9-19 9th Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A retail flagship building located in New York, New York (the “9-19 9th Avenue Property”). The 9-19 9th Avenue Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 5.1% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 (the “9-19 9th Avenue Companion Loan”) which has an outstanding principal balance as of the Cut-off Date of $50,000,000. The 9-19 9th Avenue Loan Combination was originated by Starwood Mortgage Capital LLC on July 20, 2017. The 9-19 9th Avenue Loan Combination has an interest rate of 4.13100% per annum. The borrower utilized the proceeds of the 9-19 9th Avenue Loan Combination to refinance the existing debt on the 9-19 9th Avenue Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
9-19 9th Avenue Loan Combination
A-1	CGCMT 2017-P8	$55,000,000
A-2(1)	Starwood Mortgage Capital, LLC	$50,000,000

(1)	Expected to be contributed to a future securitization transaction.

LOAN #3: 9-19 9th avenue

The 9-19 9th Avenue Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 9-19 9th Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in August 2027. Voluntary prepayment of the 9-19 9th Avenue Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in May 2027. Defeasance of the 9-19 9th Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 9-19 9th Avenue Loan Combination documents at any time after the earlier of July 20, 2020 or the second anniversary of the securitization of the last portion of the 9-19 9th Avenue Loan Combination.

■	The Mortgaged Property. The 9-19 9th Avenue Property is a recently redeveloped, five-story, 61,038 SF retail building located in Manhattan’s Meatpacking District. The 9-19 9th Avenue Property is 100.0% leased to a wholly-owned subsidiary of Restoration Hardware (NYSE: RH). The 9-19 9th Avenue Property will serve as Restoration Hardware’s New York City flagship location. Restoration Hardware is relocating its flagship store from 935 Broadway in New York’s Flatiron District. According to Restoration Hardware’s Chairman and CEO Gary Friedman, the New York flagship store is the company’s top-performing store. Originally developed in 1920, the 9-19 9th Avenue Property was previously occupied by Pastis, a restaurant. At the time, the 9-19 9th Avenue Property was two stories and contained approximately 31,000 SF. Now standing five stories tall with frontage along 9th Avenue and Little West 12th Street, the 9-19 9th Avenue Property features finishes that include a refinished brick façade and a glass paneled façade wrapping its upper three stories. The basement space is 10,773 SF, the ground floor is 13,140 SF, the second floor is 12,166 SF, the third floor is 11,094 SF, the fourth floor is 10,947 SF and the fifth floor is 2,918 SF. The basement through fourth floor will primarily consist of furniture display space. The fifth floor will be a rooftop restaurant with an open kitchen and a large covered patio (the patio space is not included in the GLA).

The 9-19 9th Avenue Property is 100.0% leased as of September 6, 2017 by Restoration Hardware. After Restoration Hardware’s 15-year lease was executed in February 2014, redevelopment construction began at the 9-19 9th Avenue Property. To date, the borrower sponsors have spent in excess of $25.0 million on the redevelopment. Restoration Hardware’s lease commenced in September 2016 and, in May 2017, Restoration Hardware commenced paying rent of $8.5 million annually which will increase at a rate of 6.0% every two years. Restoration Hardware has two, 10-year extension options associated with the lease.

The following table presents certain information relating to historical leasing at the 9-19 9th Avenue Property:

Historical Leased %(1)(2)

	2014	2015	2016	As of 9/6/2017(3)
Owned Space	N/A	N/A	N/A	100.0%

(1)	As provided by the borrower and which represents occupancy for the indicated year unless otherwise specified.

(2)	2014, 2015 and 2016 occupancy is unavailable because the 9-19 9th Avenue Property underwent a substantial redevelopment commencing in 2014.

(3)	Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

The following table presents certain information relating to the 9-19 9th Avenue Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Restoration Hardware(3)	NR / NR / NR	61,038	100.0%	$9,702,846	100.0%	$158.96	1/31/2032	2, 10-year options

(1)	Based on the underwritten rent roll dated September 6, 2017.

(2)	UW Base Rent and UW Base Rent $ per SF reflect average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

(3)	Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

LOAN #3: 9-19 9th avenue

The following table presents the lease rollover schedule at the 9-19 9th Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028 & Thereafter	61,038	100.0	100.0%	9,702,846	100.0	$158.96	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	61,038	100.0%		$9,702,846	100.0%	$158.96	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	UW Base Rent and UW Base Rent $ per SF reflect average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

Major Tenant

Restoration Hardware (61,038 SF, 100.0% of GLA, 100.0% of underwritten base rent). Restoration Hardware, founded in 1979, is a retailer in the home furnishings marketplace. Restoration Hardware offers merchandise assortments across a range of categories, including furniture, lighting, textiles, bathware, decor, outdoor and garden furnishings. Restoration Hardware classifies its sales into furniture and non-furniture product lines. The furniture category includes both indoor and outdoor furniture while the non-furniture category includes lighting, textiles, fittings, fixtures, surfaces, accessories and home decor. Restoration Hardware operates a total of 85 retail galleries, consisting of 50 legacy galleries, six larger format design galleries, eight next generation “design” galleries, one RH Modern Gallery and five RH Baby & Child Galleries; the remaining galleries are waterworks showrooms, outlet stores and retail galleries throughout the United States and Canada and in the United Kingdom. Restoration Hardware has been publicly traded since August 2011 and has a market capitalization of approximately $2.3 billion (as of July 14, 2017). Per Restoration Hardware’s January 2017 10-K, the company has reported stockholders’ equity of approximately $919.9 million with liquidity of $87.0 million. Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017. Restoration Hardware has two 10-year extension options.

LOAN #3: 9-19 9th avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9-19 9th Avenue Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$8,500,000	$139.26
Contractual Rent Steps(1)	1,202,846	19.71
Gross Up Vacancy	0	0.00
Reimbursements	0	0.00
Gross Revenue	$9,702,846	$158.96
Vacancy & Credit Loss	(291,085)	(4.77)
Effective Gross Income	$9,411,761	$154.20

Real Estate Taxes	$758,640	$12.43
Insurance	38,416	0.63
Management Fee	188,235	3.08
Administrative	6,104	0.10
Total Operating Expenses	$991,395	$16.24

Net Operating Income	$8,420,366	$137.95
TI/LC	0	0.00
Capital Expenditures	6,104	0.10
Net Cash Flow	$8,414,262	$137.85

Occupancy	97.0%
NOI Debt Yield	8.0%
NCF DSCR	1.91x

(1)	Contractual Rent Steps reflects average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

■	Appraisal. According to the appraisal, the 9-19 9th Avenue Property has an “as-is” appraised value of $202,000,000 as of June 23, 2017 and a “go dark” value of $189,000,000.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$202,000,000	N/A	3.75%

■	Environmental Matters. Based on a Phase I environmental report dated June 27, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 9-19 9th Avenue Property.

■	Market Overview and Competition. The 9-19 9th Avenue Property is located in New York City’s Meatpacking District, on the far west side of Manhattan, bordered to the north by Chelsea and to the south by the West Village. The appraisal indicated that the 9-19 9th Avenue Property is located within the Greenwich Village submarket. The 9-19 9th Avenue Property is situated along the corner of 9th Avenue and Little West 12th Street, directly adjacent to Catch, a 400-seat, tri-level seafood restaurant, as well as being within walking distance from The High Line Park, the Whitney Museum of American Art and Chelsea Market. The Meatpacking District and Chelsea are home to high-end shopping including Christian Louboutin, Alexander McQueen, Stella McCartney, Hermes, Tory Burch, Patagonia, lululemon, Tesla and Theory. Additionally, both neighborhoods have emerged as destinations for technology, media and creative industry companies with Google, Twitter, Apple, Samsung and Uber all having a prominent presence. The 9-19 9th Avenue Property features access to public transportation options including the A / C / E subway lines two blocks to the north at 14th Street and 8th Avenue and the 1 / 2 / 3 subway lines one block to the east at 14th Street and 7th Avenue.

LOAN #3: 9-19 9th avenue

The 9-19 9th Avenue Property is located in the Greenwich Village retail submarket. According to the appraisal, as of the first quarter of 2017, the Greenwich Village retail submarket had a total inventory of 2,700,018 SF with a vacancy rate of 3.1% and average asking rent of $122.39 per SF. According to appraisal market report, the 2017 population within a one-, three- and five-mile radius of the 9-19 9th Avenue Property was 138,112, 1,100,771 and 2,412,260, respectively. Additionally, the 2017 median household income within a one-, three- and five-mile radius of the 9-19 9th Avenue Property was $116,432, $95,725 and $82,394, respectively. The appraisal identified six recent comparable retail leases which are detailed in the following chart.

The following table presents certain information relating to retail lease comparables in the 9-19 9th Avenue Property’s retail market:

Retail Lease Comparables(1)

	9-19 9th Avenue Property (Subject)	115-121 Wooster Street	46 Gansevoort Street	424 Broome Street	810 Washington Street
Year Built / Renovated	1920 / 2017	1900 / 2015	1941 / N/A	1900 / 2016	1940 / N/A
Building SF	61,038	7,875	10,000	4,100	2,125
Total Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Tenant	Restoration Hardware	Ted Baker	Hermes	Indochino	Intermix
Lease SF	61,038	7,875	10,000	4,100	2,125
Base Rent	$139.26	$235.00	$284.00	$275.00	$225.00

	32 Gansevoort Street	803 Broadway
Year Built / Renovated	1910 / N/A	1930 / N/A
Building SF	10,100	115,000
Total Occupancy	100.0%	100.0%
Tenant	Sweetgreen	Brooklyn Industries
Lease SF	1,915	2,400
Base Rent	$240.00	$200.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is 9th Avenue Delaware Owner LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 9-19 9th Avenue Loan Combination. The sponsors and non-recourse carveout guarantors for the 9-19 9th Avenue Loan Combination are Robert Cayre and BRE Properties, LLC, a Delaware limited liability company. Robert Cayre is the founder of Aurora Capital Associates (“Aurora”). Aurora is a leading owner, developer and operator of premier properties in New York City and major markets throughout the United States. Aurora’s approximately 5.0 million SF portfolio features flagship retail properties, boutique offices and residential buildings. The firm focuses on adding value to assets located on high street retail corridors through repositioning, redevelopment and ground up construction. Aurora has grown to become one of the largest property owners in Manhattan’s Meatpacking District and SoHo neighborhoods. Currently, Aurora has over 2.0 million square feet of construction projects in various stages of development throughout New York City. Recent development projects include the 215,000 SF Renaissance Marriott by Penn Plaza, a 150,000 SF mixed-use project on Harlem’s 125th Street anchored by Bed Bath & Beyond and a 150,000 SF mixed-use development featuring Whole Foods in Williamsburg, Brooklyn. Aurora has a significant presence in the Meatpacking District, owning and developing commercial assets such as 61 9th Avenue, 21-27 9th Avenue and Gansevoort Market. BRE Properties, LLC is an entity owned by the Gottlieb family of William Gottlieb Real Estate. William Gottlieb Real Estate is one the largest real estate companies in Manhattan. Since its founding in the 1950s, William Gottlieb Real Estate has focused on acquiring downtown buildings, warehouses and lots in Greenwich Village, the Meatpacking District and the Lower East Side.

■	Escrows. On the origination date of the 9-19 9th Avenue Loan Combination, the borrower funded a reserve of (i) $128,689 for real estate taxes and (ii) $162,734 for insurance.

LOAN #3: 9-19 9th avenue

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 9-19 9th Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $64,345, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $13,562 and (iii) a replacement reserve in the amount of $509, provided that, so long as no event of default exists under the 9-19 9th Avenue Loan Combination, the borrower continues to maintain the 9-19 9th Avenue Property in accordance with the Restoration Hardware lease, the Restoration Hardware lease is in full force and effect and Restoration Hardware is maintaining the 9-19 9th Avenue Property in accordance with its lease, deposits into the replacement reserve will be suspended. The ongoing replacement reserve is currently suspended.

■	Lockbox and Cash Management. The 9-19 9th Avenue Loan Combination is structured with a hard lockbox and in-place cash management. The 9-19 9th Avenue Loan Combination documents require the tenant, pursuant to a tenant direction letter, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the 9-19 9th Avenue Property be deposited within two business days into such lockbox account. The lockbox account will be swept on each business day into a lender-controlled cash management account. All funds in the cash management account are required to be used to pay debt service, fund required reserves and pay operating expenses. During a Sweep Event Period (as defined below), following the payment of debt service, funding of required reserves and payment of operating expenses, all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the 9-19 9th Avenue Loan Combination and used for extending the Major Tenant’s (as defined below) lease or re-tenanting the 9-19 9th Avenue Property, provided, however, that in the case of a Major Tenant Trigger Event Period (as defined below) in clause (ii) below of that definition, other than during that last 36 months of the term of the 9-19 9th Avenue Loan Combination, so long as the Major Tenant is paying its rent as required under its lease, excess cash flow in the amount of $30 per SF will be transferred to the related major tenant reserve, capped at $19,200,000, or in the case of a Major Tenant Trigger Event Period in clause (iii) below of that definition, so long as the Major Tenant is paying its rent as required under its lease, the amount of the excess cash flow that will be transferred to the related major tenant reserve will be capped at (i) $10,000,000 for an aggregate sublet of between 30.0% and 50.0% of the Major Tenant’s leased space or (ii) $19,200,000 for an aggregate sublet of greater than 50.0% of the Major Tenant’s leased space. If no Sweep Event Period is continuing, following the payment of debt service, funding of required reserves and payment of operating expenses, all remaining amounts will be released to the borrower’s account.

A “Sweep Event Period” occurs upon (i) an event of default under the 9-19 9th Avenue Loan Combination until cured (so long as no other Sweep Event Period is in effect), (ii) the debt service coverage ratio of the 9-19 9th Avenue Property (based on the trailing 12 calendar months and as determined by the lender) being less than 1.20x, until the debt service coverage ratio of the 9-19 9th Avenue Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.30x for two consecutive calendar quarters (so long as no other Sweep Event Period is in effect) and (iii) the occurrence of a Major Tenant Trigger Event Period, until the same is cured.

A “Major Tenant Trigger Event Period” occurs upon Restoration Hardware, or any tenant occupying Restoration Hardware’s space at the 9-19 9th Avenue Property (each, a “Major Tenant”) (i) defaulting beyond any applicable cure or grace period under its lease, (ii) going dark or otherwise ceasing operations in its leased space at the 9-19 9th Avenue Property, (iii) subletting more than 30.0% of its leased space in the aggregate (other than a sublease to (a) an operator for a café at the 9-19 9th Avenue Property or (b) a sublessee that has (x) a credit rating of “BB” (or its equivalent) or better by a nationally recognized rating agency or (y) a net worth greater than the greater of the Major Tenant’s net worth as of the date of the 9-19 9th Avenue’ Loan Combination’s origination or the date of the sublease), (iv) becoming a debtor in any bankruptcy or other insolvency proceeding or (v) terminating or canceling its lease (or the lease failing or ceasing to be in full force and effect), or giving notice of, or commencing a legal proceeding asserting, any of the foregoing (each, a “Major Tenant Trigger Event”).

LOAN #3: 9-19 9th avenue

■	Property Management. The 9-19 9th Avenue Property is managed by William Gottlieb Management Co., LLC, a borrower affiliate. Under the 9-19 9th Avenue Loan Combination documents, the 9-19 9th Avenue Property may be managed by William Gottlieb Management Co., LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the 9-19 9th Avenue Loan Combination documents, (ii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iii) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iv) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the 9-19 9th Avenue Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the 9-19 9th Avenue Property the amount of coverage from time to time required under the 9-19 9th Avenue Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: corporate woods portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	16	Loan Seller		CREFI
Location (City/State)	Overland Park, Kansas	Cut-off Date Balance(3)		$50,000,000
Property Type	Various	Cut-off Date Balance per SF(2)		$108.82
Size (SF)	2,033,179	Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 5/31/2017	92.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2017	92.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.45000%
Appraised Value(1)	$299,100,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	6/15/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Raymond Massa	Original Interest Only Period (Months)		NAP
Property Management	Block Real Estate Services, LLC	First Payment Date		10/6/2017
		Maturity Date		9/6/2027

Underwritten Revenues	$45,713,777
Underwritten Expenses	$23,101,714	Escrows(4)
Underwritten Net Operating Income (NOI)	$22,612,063		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,853,093	Taxes	$6,258,114	$625,811
Cut-off Date LTV Ratio(2)	74.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	59.7%	Replacement Reserve	$0	$38,258
DSCR Based on Underwritten NOI / NCF(2)	1.69x / 1.48x	TI/LC	$7,500,000	$0(5)
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.0%	Other(6)	$2,101,653	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$221,250,000	73.8%	Purchase Price	$280,000,000	93.5%
Principal’s New Cash Contribution	69,445,915	23.2	Reserves	15,859,767	5.3
Other Sources(7)	8,908,267	3.0	Closing Costs	3,193,771	1.1
			Other Uses	550,644	0.2
Total Sources	$299,604,182	100.0%	Total Uses	$299,604,182	100.0%

(1)	The Corporate Woods Portfolio Appraised Value represents the “As Portfolio” bulk appraised value as June 15, 2017, which is inclusive of a $3,600,000 portfolio premium. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based upon the Corporate Woods Portfolio Appraised Value of $299,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual “as-is” appraised values of $295,500,000, which excludes the portfolio premium, are 74.9% and 60.4%, respectively.

(2)	Calculated based on the aggregate outstanding principal balance of the Corporate Woods Portfolio Loan Combination (as defined below).

(3)	The Corporate Woods Portfolio Loan has a Cut-off Date Balance of $50,000,000 and represents the controlling note A-1-A and non-controlling note A-3 of the $221,250,000 Corporate Woods Portfolio Loan Combination, which is evidenced by six pari passu notes and was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A (“MSBNA”). The related companion loans are evidenced by the non-controlling notes A-1-B and A-2, which have an outstanding principal balance as of the Cut-off Date of $60,625,000, are currently held by CREFI and are expected to be contributed to one or more future commercial mortgage securitization transactions and the non-controlling notes A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $110,625,000, are currently held by MSBNA and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	The TI/LC reserve is capped at $7,500,000. The borrower is not required to make an ongoing TI/LC Reserve deposit unless the TI/LC reserve account balance falls below the TI/LC minimum balance of $5,000,000, after which, on each monthly payment date, the borrower must make an ongoing TI/LC Reserve deposit equal to $169,428 until the TI/LC reserve balance equals or exceeds the TI/LC Cap of $7,500,000.

(6)	Upfront Other reserves include a reserve for unfunded landlord obligations ($1,481,165) and deferred maintenance ($620,488).

(7)	Other Sources are comprised of real estate tax prorations ($4,255,153), prepaid rent ($2,791,756), security deposits ($1,711,995) and various other credits ($149,363) that were transferred to the purchaser on the origination date of the Corporate Woods Portfolio Loan (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Corporate Woods Portfolio Loan”) is part of a loan combination (the “Corporate Woods Portfolio Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in 16 office buildings, located in an office complex, totaling 2,033,179 SF located in Overland Park, Kansas (the “Corporate Woods Portfolio Properties”). The Corporate Woods Portfolio Loan, which is evidenced by the controlling note A-1-A and non-controlling note A-3, had an original principal balance of $50,000,000, has a Cut-off Date Balance of $50,000,000 and represents approximately 4.6% of the Initial Pool Balance. The related companion loans are evidenced by the non-controlling notes A-1-B and A-2, which have an outstanding principal balance as of the Cut-off Date of $60,625,000, are currently held by CREFI and are expected to be contributed to one or more future commercial mortgage securitization transactions and the non-controlling notes A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $110,625,000, are currently held by MSBNA and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Corporate Woods Portfolio Loan Combination, which accrues interest at an interest rate of 4.45000% per annum, was co-originated by Citi Real Estate Funding Inc. and Morgan Stanley Bank, N.A. on August 9, 2017, had an original principal balance of $221,250,000 and has an outstanding principal balance as of the Cut-off Date of $221,250,000. The proceeds of the Corporate Woods Portfolio Loan Combination were primarily used to acquire the Corporate Woods Portfolio Properties, fund reserves and pay origination costs.

The Corporate Woods Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Corporate Woods Portfolio Loan Combination requires monthly payments of principal and interest for the term of the Corporate Woods Portfolio Loan Combination. The scheduled maturity date of the Corporate Woods Portfolio Loan Combination is the due date in September 2027. At any time after the earlier of the third anniversary of the origination of the Corporate Woods Portfolio Loan Combination and the second anniversary of the securitization of the last portion of the Corporate Woods Portfolio Loan Combination, the Corporate Woods Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Corporate Woods

LOAN #4: corporate woods portfolio

Portfolio Loan documents. Voluntary prepayment of the Corporate Woods Portfolio Loan Combination is permitted on or after the due date occurring in April 2027 without payment of any prepayment premium. In the event the lender applies casualty or condemnation proceeds exceeding 30% of the allocated loan amount with respect to a Corporate Woods Portfolio Loan Property, the borrower has the right to prepay a portion of the Corporate Woods Portfolio Loan and obtain the release of the applicable property in accordance with the provisions of the Corporate Woods Portfolio Loan documents.

■	The Mortgaged Properties. The Corporate Woods Portfolio Properties are comprised of 16 buildings located within Corporate Woods, a 29-building master-planned, suburban office park and retail environment in Overland Park, Kansas, located approximately 15 miles southwest of the Kansas City central business district (“CBD”). Of the 16 buildings serving as collateral for the Corporate Woods Portfolio Loan, 15 are Class A or Class B office buildings totaling 2,004,567 SF and one is a 28,612 SF retail shopping center building. A Doubletree Hotel and six other office buildings are part of Corporate Woods, but are not collateral for the Corporate Woods Portfolio Loan. The Corporate Woods Portfolio Properties were constructed in stages between 1977 and 2001 and prior owners have invested capital into the Corporate Woods Portfolio Properties on an ongoing basis. The Corporate Woods Portfolio Properties are positioned at the southeast corner of Interstate 435 and U.S. Highway 169, are situated on a 160.78-acre site, and provide for 7,704 parking spaces, which equates to a ratio of 3.8 spaces per 1,000 SF. As of May 31, 2017, the Corporate Woods Portfolio Properties were 92.7% leased to 283 tenants.

Corporate Woods Building Summary

Building	Year Built	Building GLA	Building Occupancy as-of 5/31/2017	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	% Appraised Value	Replacement Cost	Appraisal Market Rent $ per SF(1)	UW Base Rent $ per SF
3	1979	60,950	81.2%	$4,941,624	2.2%	$6,600,000	2.2%	$9,336,100	$21.00	$20.51
6	1979	108,395	83.8%	9,508,883	4.3	12,700,000	4.3	16,821,364	$21.00	$20.39
9	1984	99,400	92.7%	9,583,756	4.3	12,800,000	4.3	15,722,193	$22.00	$21.56
12	1986	98,648	80.6%	9,359,137	4.2	12,500,000	4.2	17,470,510	$23.00	$22.23
14	1981	120,385	96.7%	10,781,726	4.9	14,400,000	4.9	18,974,570	$21.50	$19.79
27	1978	96,518	95.2%	9,134,518	4.1	12,200,000	4.1	14,975,598	$22.00	$21.89
32	1985	208,244	98.5%	23,809,645	10.8	31,800,000	10.8	32,034,249	$24.00	$21.92
34	1978	97,023	100.0%	11,530,457	5.2	15,400,000	5.2	14,568,965	$23.00	$22.73
40	1981	300,043	96.8%	32,420,051	14.7	43,300,000	14.7	47,059,741	$24.00	$22.82
51	1977	89,789	94.2%	7,861,675	3.6	10,500,000	3.6	13,482,708	$21.25	$20.53
55	1977	89,221	88.4%	7,711,929	3.5	10,300,000	3.5	13,397,418	$22.25	$21.03
65	1982	28,612	100.0%	4,941,624	2.2	6,600,000	2.2	2,464,918	$20.00	$19.01
70	1987	100,809	94.6%	10,257,614	4.6	13,700,000	4.6	15,137,471	$23.00	$24.92
75	1980	48,156	88.9%	3,369,289	1.5	4,500,000	1.5	7,664,564	$20.00	$19.21
82	2001	245,413	98.2%	34,441,624	15.6	46,000,000	15.6	53,145,129	$27.00	$27.02
84	1998	241,573	83.1%	31,596,447	14.3	42,200,000	14.3	53,145,129	$27.00	$25.33
Total / Wtd. Avg.		2,033,179	92.7%	$221,250,000	100.0%	$295,500,000	100.0%	$345,400,627	$23.63	$22.80

(1)	Appraisal Market Rent $ per SF is quoted on a modified gross basis for all buildings except Building 65, which is quoted on a triple net basis.

Corporate Woods Largest Tenants by Building

Building	Building GLA	Building Occupancy as-of 5/31/2017	Building Largest Tenant	Largest Tenant GLA	Largest Tenant % Building GLA	Largest Tenant Lease Expiration
3	60,950	81.2%	DeMars Pension Consulting	10,247	16.8%	9/30/2021
6	108,395	83.8%	National Crop Insurance Services, Inc.	18,522	17.1%	9/30/2019
9	99,400	92.7%	University of Kansas Hospital Authority	16,785	16.9%	8/31/2018
12	98,648	80.6%	Lansing Trade Group, LLC	44,496	45.1%	1/31/2018
14	120,385	96.7%	Propharma Group, Inc.	16,218	13.5%	2/28/2021
27	96,518	95.2%	CSC Covansys Corporation	16,550	17.1%	3/31/2022
32	208,244	98.5%	Amerigroup Corp. & Amerigroup Kansas, Inc.	39,056	18.8%	12/31/2020
34	97,023	100.0%	TMFS Holdings, LLC	33,100	34.1%	3/1/2027
40	300,043	96.8%	Coventry Health Care of Kansas, Inc.	69,640	23.2%	12/31/2023
51	89,789	94.2%	RGN-Overland Park I, LLC	15,796	17.6%	5/31/2020
55	89,221	88.4%	Emerson Electric Co.	10,073	11.3%	3/31/2020
65	28,612	100.0%	Garozzo’s III, Inc.	5,575	19.5%	9/30/2021
70	100,809	94.6%	Compass Minerals International, Inc.	60,699	60.2%	2/29/2020
75	48,156	88.9%	Multi Service Technology Solutions, Inc.	12,182	25.3%	11/30/2017
82	245,413	98.2%	PNC Bank National Association	159,270	64.9%	10/31/2019
84	241,573	83.1%	Scoular Company	37,432	15.5%	8/31/2020
Total / Wtd. Avg.	2,033,179	92.7%		565,641	27.8%

LOAN #4: corporate woods portfolio

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
PNC Bank National Association	A+/A3/A-	159,270	7.8%	$4,665,105	10.6%	$29.29	10/31/2019(3)	2, 5-year options
Coventry Health Care of Kansas, Inc.	A-/Baa2/NR	69,640	3.4%	1,532,080	3.5	$22.00	12/31/2023	1, 5-year option
Compass Minerals International, Inc.	NR/B1/BB	60,699	3.0%	1,504,728	3.4	$24.79	2/29/2020	2, 5-year options
Lathrop & Gage, LLP.	NR/NR/NR	39,993	2.0%	1,081,091	2.5	$27.03	1/31/2018(4)	1, 5-year option
Lansing Trade Group LLC	NR/NR/NR	44,496	2.2%	981,171	2.2	$22.05	1/31/2018	NAV
Scoular Company	NR/NR/NR	37,432	1.8%	950,773	2.2	$25.40	8/31/2020	NAV
QC Holdings, Inc.	NR/NR/NR	39,022	1.9%	838,973	1.9	$21.50	10/31/2017	1, 5-year option
Amerigroup Corp. & Amerigroup Kansas, Inc.	NR/Baa2/NR	39,056	1.9%	829,940	1.9	$21.25	12/31/2020	1, 1-year option
TMFS Holdings, LLC	NR/NR/NR	33,100	1.6%	719,925	1.6	$21.75	3/1/2027	1, 5-year option
Vendor Credentialing Service LLC dba symplr	NR/NR/NR	30,823	1.5%	708,929	1.6	$23.00	8/31/2024	1, 5-year option
Ten Largest Tenants		553,531	27.2%	$13,812,714	31.4%	$24.95
Remaining Owned Tenants		1,331,180	65.5	30,142,376	68.6	22.64
Vacant		148,468	7.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,033,179	100.0%	$43,955,091	100.0%	$23.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($577,894) through July 2018 and the present value of rent steps for credit tenants ($376,232).

(3)	PNC Bank National Association has executed a letter of intent to extend their lease to October 31, 2029 pursuant to the following terms: 146,450 SF leased at $15.00 per SF triple net with $0.50 per SF annual rent increases. We cannot assure you that PNC Bank National Association will execute a lease pursuant to the aforementioned terms.

(4)	Lathrop & Gage, LLP leases 13,497 SF that expires on January 31, 2018 and 26,496 SF that expires on January 31, 2023.

The following table presents the lease rollover schedule at the Corporate Woods Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	1,885	0.1%	0.1%	$103,177	0.2%	$23.79(5)	5
2017	67,965	3.3	3.4%	1,430,918	3.3	$21.05	11
2018	316,500	15.6	19.0%	7,063,187	16.1	$22.32	50
2019	465,746	22.9	41.9%	11,634,141	26.5	$24.98	69
2020	405,813	20.0	61.9%	9,205,093	20.9	$22.68	61
2021	171,096	8.4	70.3%	3,926,071	8.9	$22.95	35
2022	183,823	9.0	79.3%	4,145,160	9.4	$22.55	34
2023	144,131	7.1	86.4%	3,386,284	7.7	$23.49	7
2024	61,082	3.0	89.4%	1,457,728	3.3	$23.87	6
2025	27,547	1.4	90.8%	750,901	1.7	$27.26	3
2026	0	0.0	90.8%	0	0.0	$0.00	0
2027	39,123	1.9	92.7%	852,431	1.9	$21.79	2
2028 & Thereafter	0	0.0	92.7%	0	0.0	$0.00	0
Vacant	148,468	7.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,033,179	100.0%		$43,955,091	100.0%	$23.32	283

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent $ per SF includes contractual rent steps ($577,894) through July 2018 and the present value of rent steps for credit tenants ($376,232).

(4)	Total / Wtd. Avg. annual UW Base Rent $ per SF excludes vacant space.

(5)	UW Base Rent $ per SF for MTM tenants is calculated based on the $44,843 of UW Base Rent associated with 1,885 SF of conference room space. The remaining UW Base Rent of $58,335 is associated with antenna space, mail boxes and other miscellaneous tenants which have 0 SF attributed to them.

LOAN #4: corporate woods portfolio

The following table presents certain information relating to historical leasing at the Corporate Woods Portfolio Properties:

Historical Leased %(1)

	2013	2014	2015	2016	As of 6/30/2017
Owned Space	87.4%	92.0%	91.8%	89.5%	92.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Corporate Woods Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent	$40,743,337	$40,641,844	$40,285,194	$41,587,085	$43,000,965	$21.15
Contractual Rent Steps	0	0	0	0	954,126	0.51
Gross Up Vacancy	0	0	0	0	3,494,670	1.72
Reimbursements	952,901	1,912,725	2,243,749	2,653,606	3,080,143	1.52
Other Income	184,342	317,945	206,088	236,942	236,942	0.13
Gross Revenue	$41,880,581	$42,872,514	$42,735,030	$44,477,632	$50,766,845	$24.97

Vacancy & Credit Loss	(685,338)	(638,017)	(953,455)	(1,237,930)	(5,053,068)	(2.49)
Effective Gross Income	$41,195,243	$42,234,497	$41,781,575	$43,239,702	$45,713,777	$22.48

Real Estate Taxes	$6,306,567	$6,895,024	$7,152,862	$7,328,805	$7,389,621	3.63
Insurance	302,946	296,902	328,068	330,164	330,164	0.16
Management Fee	611,060	627,055	622,794	648,685	1,142,844	0.56
Other Operating Expenses	12,795,399	13,234,241	13,798,380	14,239,084	14,239,084	7.00
Total Operating Expenses	$20,015,972	$21,053,221	$21,902,104	$22,546,739	$23,101,714	$11.36

Net Operating Income	$21,179,271	$21,181,276	$19,879,471	$20,692,963	$22,612,063	$11.12
TI/LC	0	0	0	0	2,299,877	1.13
Capital Expenditures	0	0	0	0	459,093	0.23
Net Cash Flow	$21,179,271	$21,181,276	$19,879,471	$20,692,963	$19,853,093	$9.76

Occupancy	92.0%	91.8%	89.5%	91.5%	92.7%
NOI Debt Yield	9.6%	9.6%	9.0%	9.4%	10.2%
NCF DSCR	1.58x	1.58x	1.49x	1.55x	1.48x

(1)	Underwritten Base Rent includes contractual rent increases through July 2018.

(2)	Underwritten $ per SF is based on the owned space at the Corporate Woods Portfolio Properties.

■	Appraisal. According to the appraisal, the Corporate Woods Portfolio Properties had an “As Portfolio” bulk appraised value of $299,100,000 as of an effective date of June 15, 2017, which includes a portfolio premium of $3,600,000. The sum of the individual “as-is” appraised values of the Corporate Woods Portfolio Properties is $295,500,000.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$295,800,000	N/A	7.50%
Discounted Cash Flow Approach	$299,100,000	8.25%(1)	7.75%(2)

(1)	Represents the internal rate of return (cash flow).

(2)	Represents the terminal capitalization rate..

■	Environmental Matters. According to the Phase I environmental reports, dated August 9, 2017, there are no recognized environmental conditions or recommendations for further action for the Corporate Woods Portfolio Properties.

■	Market Overview and Competition The Corporate Woods Portfolio Properties are located in Overland Park, Kansas which is situated in southwest Johnson County, about 15 miles southwest of the Kansas City CBD. Major employers within the area include: HCA Midwest Health System, Sprint Corporation, Saint Luke’s Health System, Cerner Corporation, Children’s Mercy Hospitals & Clinics, DST Systems, Inc., Truman Medical Center, and Black & Veatch Corporation, among others.

LOAN #4: corporate woods portfolio

The Corporate Woods Portfolio Properties are in the City of Overland Park which is the second-most populous city in Kansas and the largest suburb in the Kansas City metropolitan area. The Corporate Woods Portfolio Properties are located approximately 15 miles from Kansas City’s CBD and 34 miles from the Kansas City International Airport. Additionally, an extensive interstate network runs directly through Overland Park, servicing residents and employees that live in the area. The 2016 population within a one-, three- and five-mile radius of the Corporate Wood Properties was 9,145, 97,171 and 248,477, respectively. The 2016 estimated average household income within a one-, three- and five-mile radius of the Corporate Wood Properties was $87,815, $93,240 and $104,793, respectively. Overland Park has certain attractions such as a 300-acre arboretum and botanical garden, a bi-weekly farmers’ market and a new 12-field soccer complex which hosts local, regional and national tournaments.

The Corporate Woods Portfolio Properties are part of the Kansas City Metropolitan Statistical Area (“MSA”) office market and the South Johnson County/College Boulevard submarket. Based on the Appraisal, the submarket is characteristically a higher-performing submarket in terms of effective rental rates achieved by the landlords. According to a market report, as of March 2017, the Kansas City MSA office market consisted of 136.8 million SF with an average occupancy rate of 90.7% and an average rent of $20.99 per SF. As of March 2016, the College Boulevard submarket consisted of 20.5 million SF with an average occupancy rate of 8.5% and an average rent of $21.65 per SF. The Appraisal identified a subset of 6 comparable properties, located within the College Boulevard submarket and within 3 miles of the Corporate Woods Portfolio Properties. The table below is based on the information available to the appraiser in connection with such comparable properties, which had gross rents ranging from $20.75 per SF to $26.00 per SF (see chart below).

The following table presents certain information relating to the primary competition for the Corporate Woods Portfolio Properties:

Office Lease Comparables(1)

	Corporate Woods Portfolio Properties	Lighton Plaza I & II / Tower	7101 Tower	Commerce Plaza I & II	South Creek Office Park	Financial Plaza II & III	Renaissance / Del Sarto
Year Built	1977-2001	1989	1986	1986	1995	1985	1986
Total GLA	2,033,179	476,278	228,040	285,465	898,488	254,336	545,218
Total Occupancy	92.7%(2)	92.8%	93.9%	97.4%	89.5%	87.7%	90.3%
Quoted Rent Rate per SF	$22.00-24.25	$22.00-26.00	$23.50	$23.50	$20.75-22.25	$21.50-23.00	$21.50-23.00
Expense Basis	FSG	FSG	FSG	FSG	FSG	FSG	FSG

(1)	Source: Appraisal.

(2)	Based on the borrower rent roll dated May 31, 2017.

■	The Borrower. The borrower is Corporate Woods Kansas Realty LP, a single-purpose, single-asset entity that is 0.50% owned by its general partner, Corporate Woods Kansas Realty Management LLC and 99.5% owned by Corporate Woods Kansas LP. A non-consolidation opinion has been delivered in connection with the origination of the Corporate Woods Portfolio Loan. Raymond Massa is the non-recourse carveout guarantor of the Corporate Woods Portfolio Loan.

Corporate Woods Realty Management LLC and Corporate Woods Kansas Management LLC are controlled by Group RMC Management Inc. (“Group RMC”). Group RMC is a real estate management company headquartered in New York City targeting investments in office assets throughout the United States. Group RMC is currently invested in 19 office properties totaling approximately 6.49 million square feet across more than 80 buildings throughout the United States and Canada valued at approximately $621.5 million.

■	Escrows. On the origination date of the Corporate Woods Portfolio Loan, the borrower funded reserves of (i) $6,258,114 for real estate taxes, (ii) $7,500,000 for a tenant improvements and leasing commissions, (iii) $620,488 for deferred maintenance and (iv) $1,481,165 for unfunded tenant obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $6,258,114, (ii) at the option of the lender, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy, (iii) $38,258 for replacement reserves and (iv) if at any time the tenant improvements and leasing commissions reserve is less than $5,000,000, a monthly payment of $164,428 up to a cap of $7,500,000.

■	Lockbox and Cash Management. The Corporate Woods Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender, and any

LOAN #4: corporate woods portfolio

funds received by the borrower or the property manager are required to be deposited in the lockbox within two business days of receipt. During a Corporate Woods Portfolio Trigger Period (as defined below), all funds in the clearing account are required to be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in the Corporate Woods Portfolio Loan documents. Provided no Corporate Woods Portfolio Trigger Period is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the Corporate Woods Portfolio Loan documents. Upon the occurrence of a event of default under the Corporate Woods Portfolio Loan documents, funds may be applied in such order of priority as the lender may determine.

A “Corporate Woods Portfolio Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio, as of any calculation date, falling below 1.20x for one calendar quarter or (iii) a Corporate Woods Portfolio Specified Tenant Trigger Period (as defined below) and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.25x balance for two consecutive calendar quarters and (c) with respect to clause (iii) above, the Corporate Woods Portfolio Specified Tenant Trigger Period ceasing to exist.

A “Corporate Woods Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant (as defined below) being in default under the applicable lease beyond any applicable notice and/or cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of at least 80% of its space, (iii) the Specified Tenant giving notice that it is terminating its lease with respect to 15% or more of its space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant and (vi) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of (y) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (z) the renewal period required under the applicable Specified Tenant lease; and (B) expiring upon the earlier of (x) cure of any conditions above, (y) in accordance with the Corporate Woods Portfolio Loan documents or (z) the borrower leasing the applicable Specified Tenant space for a term of at least 5 years and such tenant leasing in actual, physical occupancy of the space demised under its lease and paying full rent.

A “Specified Tenant” means any tenant that at such time, together with any affiliates, leases space at the Corporate Woods Portfolio Properties that comprises more than 20% or more of either (1) the Corporate Woods Portfolio Properties’ aggregate gross leasable area, or (2) the total rental income (in the aggregate) for the Corporate Woods Portfolio Properties.

■	Property Management. The Corporate Woods Portfolio Properties are currently managed by Block Real Estate Services, LLC, an independent third-party manager. The lender has the right to, or to direct the borrower to, terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) a Corporate Woods Portfolio Trigger Period has occurred and is continuing under the Corporate Woods Portfolio Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Corporate Woods Portfolio Loan documents, with a (x) a reputable management company (i) having at least seven years’ experience in the management of office properties with similar scope and class as the Corporate Woods Portfolio Properties located in geographic areas with characteristics similar to the geographic area in which the Corporate Woods Portfolio Properties is located, (ii) which has, for at least seven years preceding the applicable date of determination, managed at least seven comparable properties (exclusive of the Corporate Woods Portfolio Properties) each being of approximately the same size as the Corporate Woods Portfolio Property, (iii) managing comparable properties (exclusive of the Corporate Woods Portfolio Properties) with at least 1,000,000 leasable square feet (in the aggregate) and (iv) which is not the subject of any proceeding under any applicable creditors rights laws, or (y) property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Corporate Woods Portfolio Loan, the Corporate Woods Portfolio Loan documents permit a partial release of one or more of the individual

LOAN #4: corporate woods portfolio

Corporate Woods Portfolio Properties at any time after the earlier of the third anniversary of origination and the second anniversary of the securitization of the last piece of the Corporate Woods Portfolio Loan combination, subject to certain conditions, including, without limitation, the following: (i) the borrower must prepay an amount equal to the greater of (A) 120% of the allocated loan amount for the individual Corporate Woods Portfolio Properties building to be released and (B) 95% of the net sales proceeds applicable to such property, along with any applicable prepayment premium, (ii) as of the release date, after giving effect to the release, the debt service coverage ratio for the remaining individual Corporate Woods Portfolio Properties is equal to or greater than the greater of (a) the debt service coverage ratio for all individual Corporate Woods Portfolio Properties securing the Corporate Woods Portfolio Loan immediately prior to the release and (b) 1.40x, (iii) as of the release date, after giving effect to such release, the debt yield for the remaining individual Corporate Woods Portfolio Properties is equal to or greater than the greater of (a) the debt yield for all individual Corporate Woods Portfolio Properties securing the Corporate Woods Portfolio Loan immediately prior to the release date, as applicable and (b) 9.0%, (iv) as of the release date, after giving effect to the release, the loan-to-value ratio for the remaining individual Corporate Woods Portfolio properties is no greater than the lesser of (a) 74.0% and (b) the loan-to-value ratio for all the individual properties securing the Corporate Woods Portfolio Loan immediately prior to the release date, as applicable, and (v) delivery to lender of a REMIC opinion.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Corporate Woods Portfolio Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $10,000 (provided, however, that higher deductibles for damage caused by flood, earth movement, wind or terrorism are permitted so long as such higher deductibles are commercially reasonable but not to exceed $100,000 with respect to terrorism and 5% of the total insurable value of the applicable individual property with respect to flood, earth movement or wind). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: bank of america plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Troy, Michigan	Cut-off Date Principal Balance		$47,600,000
Property Type	Office	Cut-off Date Principal Balance per SF		$108.43
Size (SF)	438,996	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 7/1/2017	85.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2017	85.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / 2016	Mortgage Rate		4.05460%
Appraised Value	$79,200,000	Original Term to Maturity (Months)		84
Appraisal Date	7/17/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Baruch D. Halberstam and Chaim Y. Halberstam	Original Interest Only Period (Months)	18
Property Management	Troy Beaver Management Corp.	First Payment Date	10/6/2017
		Maturity Date	9/6/2024

Underwritten Revenues	$9,961,339
Underwritten Expenses	$3,629,046	Escrows
Underwritten Net Operating Income (NOI)	$6,332,293		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,888,123	Taxes	$73,312	$73,312
Cut-off Date LTV Ratio	60.1%	Insurance	$27,704	$9,235
Maturity Date LTV Ratio	54.0%	Replacement Reserve	$0	$7,317
DSCR Based on Underwritten NOI / NCF	2.31x / 2.15x	TI/LC(1)	$800,000	$29,266
Debt Yield Based on Underwritten NOI / NCF	13.3% / 12.4%	Other(2)	$539,519	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,600,000	58.7%	Purchase Price	$78,000,000	96.2%
Principal’s New Cash Contribution	24,760,313	30.5	Closing Costs	1,615,957	2.0
Subordinate Debt	7,500,000	9.3	Reserves	1,440,535	1.8
Other Sources	1,196,180	1.5
Total Sources	$81,056,492	100.0%	Total Uses	$81,056,492	100.0%

(1)	The TI/LC reserve has a cap of $1,755,984.

(2)	The Upfront Other reserve is comprised of a $286,719 TI/LCs for Horizon Global Company and $252,800 of Free Rent for Horizon Global Company and Clear Rate Communications, Inc. See “—Escrows” below.

The following table presents certain information relating to the major tenants at the Bank of America Plaza Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa1 / BBB+	144,701	33.0%	$4,006,529	44.6%	$27.69	7/31/2022	3, 5-year options
Dickinson Wright	NR / NR / NR	87,473	19.9	2,153,997	24.0	24.62	5/31/2028	1, 5-year option
CareTech Solutions, Inc.	NR / NR / NR	29,803	6.8	831,642	9.3	27.90	4/30/2023	2, 5-year options
Horizon Global Company	NR / NR / NR	24,142	5.5	632,135	7.0	26.18	10/31/2027	1, 5-year option
BDO(2)	NR / NR / NR	21,418	4.9	599,704	6.7	28.00	4/30/2027	1, 5-year option
Clear Rate Communications, Inc.	NR / NR / NR	16,201	3.7	358,965	4.0	22.16	5/31/2026	1, 5-year option
Driggers, Schultz & Herbst	NR / NR / NR	10,395	2.4	248,171	2.8	23.87	7/31/2020	1, 5-year option
Dart Appraisal	NR / NR / NR	6,814	1.6	143,094	1.6	21.00	8/31/2018	1, 5-year option
AT&T	A- / Baa1 / BBB+	295	0.1	8,555	0.1	29.00	8/31/2019	NAP
Largest Owned Tenants		341,242	77.7%	$8,982,792	100.0%	$26.32
Remaining Tenants(3)		35,577	8.1	0	0.0	0.00
Vacant		62,177	14.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		438,996	100.0%	$8,982,792	100.0%	$23.84

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	BDO has a one-time option to terminate its lease on April 30, 2024, with 12 months prior notice and payment of a termination fee of $915,087.

(3)	The 35,577 SF listed under Remaining Tenants above represents current building amenity space which is currently being used as a cafeteria, conference center, fitness center, dry cleaners and for various other building amenity functions. No rent is being collected for this space, however given this space can be used for tenants in the future; it is included in the table above.

LOAN #5: bank of america plaza

The following table presents the lease rollover schedule at the Bank of America Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	35,577	8.1%	8.1%	$0	0.0%	$0.00	0
2017	0	0.0	8.1%	0	0.0	$0.00	0
2018	6,814	1.6	9.7%	143,094	1.6	$21.00	1
2019	295	0.1	9.7%	8,555	0.1	$29.00	1
2020	10,395	2.4	12.1%	248,171	2.8	$23.87	1
2021	0	0.0	12.1%	0	0.0	$0.00	0
2022	144,701	33.0	45.1%	4,006,529	44.6	$27.69	1
2023	29,803	6.8	51.8%	831,642	9.3	$27.90	1
2024	0	0.0	51.8%	0	0.0	$0.00	0
2025	0	0.0	51.8%	0	0.0	$0.00	0
2026	16,201	3.7	55.5%	358,965	4.0	$22.16	1
2027	45,560	10.4	65.9%	1,231,839	13.7	$27.04	2
2028 & Thereafter	87,473	19.9	85.8%	2,153,997	24.0	$24.62	1
Vacant	62,177	14.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	438,996	100.0%		$8,982,792	100.0%	$23.84	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	The 35,577 SF listed as MTM above represents current building amenity space which is currently being used as a cafeteria, conference center, fitness center, dry cleaners and for various other building amenity functions. No rent is currently being collected for this space.

The following table presents certain information relating to historical leasing at the Bank of America Plaza Property:

Historical Leased %(1)(2)

	2014	2015	2016	As of 7/1/2017
Owned Space	NAV	68.6%	NAV	85.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	As the borrower acquired the Bank of America Plaza Property in connection with the origination of the Bank of America Plaza Loan, limited historical information is available. The borrower was only provided year end 2015 and July 1, 2017 rent rolls.

LOAN #5: bank of america plaza

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bank of America Plaza Property:

Cash Flow Analysis(1)

	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF(2)
Base Rent	$6,466,728	$6,641,577	$6,843,010	$8,500,391	$19.36
Contractual Rent Steps(2)	0	0	0	482,401	1.10
Gross Up Vacancy	0	0	0	1,513,983	3.45
Reimbursements	0	737,046	682,739	1,009,011	2.30
Other Income(3)	0	110,154	105,810	77,110	0.18
Gross Revenue	$6,466,728	$7,488,777	$7,631,559	$11,582,896	$26.38
Mark to Market	0	0	0	(12,497)	(0.03
Vacancy & Credit Loss	0	0	0	(1,609,061)	(3.67)
Effective Gross Income	$6,466,728	$7,488,777	$7,631,559	$9,961,339	$22.69

Real Estate Taxes	$432,142	$464,158	$432,142	$879,748	$2.00
Insurance	59,422	62,508	59,218	105,539	0.24
Management Fee	193,501	299,491	306,078	298,840	0.68
Other Operating Expenses	2,187,790	1,995,231	2,101,181	2,344,919	5.34
Total Operating Expenses	$2,872,855	$2,821,388	$2,898,619	$3,629,046	$8.27

Net Operating Income	$3,593,873	$4,667,389	$4,732,940	$6,332,293	$14.42
TI/LC	0	0	0	356,370	0.81
Capital Expenditures	0	0	0	87,799	0.20
Net Cash Flow	x	$4,667,389	$4,732,940	$5,888,123	$13.41

Occupancy(4)	68.6%	NAV	85.8%	85.8%
NOI Debt Yield	7.6%	9.8%	9.9%	13.3%
NCF DSCR	1.31x	1.70x	1.72x	2.15x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through December 217 and the present value of future rent increases for Bank of America.

(3)	Other Income includes parking income, and other miscellaneous income.

(4)	As the borrower acquired the Bank of America Plaza Property in connection with the origination of the Bank of America Plaza Loan, limited historical information is available. The borrower was only provided year end 2015 and July 1, 2017 rent rolls.

LOAN #6: mall of louisiana

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CREFI / Barclays
Location (City/State)	Baton Rouge, Louisiana	Cut-off Date Balance(4)		$47,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$418.39
Size (SF)	776,789	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 6/30/2017(1)	91.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2017(1)	91.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1997 / 2008	Mortgage Rate		3.98400%
Appraised Value	$570,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/23/2017	Original Amortization Term (Months)		360
Borrower Sponsor	GGP Real Estate Holding I, Inc.	Original Interest Only Period (Months)		36
Property Management	Self Managed	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues	$43,215,234
Underwritten Expenses	$7,152,311	Escrows(5)
Underwritten Net Operating Income (NOI)	$36,062,923		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$34,433,637	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	57.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	49.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.85x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.1% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$325,000,000	100.0%	Principal Equity Distribution(6)	$323,588,541	99.6%
			Closing Costs	1,411,459	0.4

Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include the third largest tenant, Main Event, which has a signed lease but is not expected to take physical occupancy until August 2018.
(2)	Calculated based on the aggregate outstanding principal balance of the Mall of Louisiana Loan Combination (as defined below).
(3)	The Mall of Louisiana Loan Combination was co-originated by Bank of America, National Association (“BANA”), Citi Real Estate Funding Inc. (“CREFI”) and Barclays Bank PLC (“Barclays”).
(4)	The Cut-off Date Balance of $47,000,000 represents the non-controlling notes A-3-1 and A-5-2, which notes are part of a loan combination evidenced by nine pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $325,000,000. CREFI is expected to contribute note A-3-1 to this securitization transaction, which note has an outstanding principal balance of $30,000,000 as of the Cut-off Date, and Barclays is expected to contribute not A-5-2 to this securitization transaction, which note has an outstanding principal balance of $17,000,000 as of the Cut-off Date. The related companion loans are evidenced by (i) the controlling note A-1 ($65,000,000) and non-controlling note A-2 ($44,000,000), which are currently held by BANA and are expected to be contributed to one or more future securitization transactions, (ii) the non-controlling notes A-3-2 ($28,000,000) and A-4 ($50,000,000), which are currently held by CREFI and are expected to be contributed to one or more future securitization transactions and (iii) the non-controlling notes A-5-1 ($41,000,000), A-6 ($25,000,000) and A-7 ($25,000,000), which are currently held by Barclays or an affiliate, and are expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.
(5)	GGP Real Estate Holding I, Inc., as guarantor, has delivered a Main Event guaranty with respect to (i) completion of certain required work by the borrowers under the Main Event lease and (ii) rent obligations in lieu of posting an upfront cash reserve for the obligations. See “— Escrows” below.
(6)	The Mall of Louisiana Loan Combination was used to encumber the Mall of Louisiana Property. The borrower sponsor acquired the Mall of Louisiana Property for approximately $265 million in 2004 and, inclusive of the $100 million spent on the 2008 property expansion, maintains a cost basis of approximately $413 million.
■	The Mortgage Loan. The mortgage loan (the “Mall of Louisiana Loan”) is part of a loan combination (the “Mall of Louisiana Loan Combination”) evidenced by nine pari passu notes that are collectively secured by a first mortgage encumbering the borrowers’ fee interest in a super regional mall located in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Loan, which is evidenced by the non-controlling notes A-3-1 and A-5-2, had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $278,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $278,000,000 and are evidenced by (i) the controlling note A-1 and non-controlling note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $109,000,000, are currently being held by BANA and are expected to be contributed to one or more future securitization transactions, (ii) the non-controlling notes A-3-2 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000, are currently held by CREFI and are expected to be contributed to one or more future securitization transactions and (iii) non-controlling notes A-5-1, A-6 and A-7, which have an aggregate outstanding principal balance as of the Cut-off Date of $91,000,000, are currently held by Barclays and are expected to be contributed to one or more future securitization transactions. The Mall of Louisiana Loan Combination was co-originated by BANA, CREFI and Barclays on July 26, 2017, had an original principal balance of $325,000,000 and has an outstanding principal balance as of the Cut-off Date of $325,000,000. CREFI is expected to contribute note A-3-1 to this securitization transaction, which note has an outstanding principal balance of $30,000,000 as of the Cut-off Date, and Barclays is expected to contribute note A-5-2 to this securitization transaction, which note has an outstanding principal balance of $17,000,000 as of the Cut-off Date. Each note evidencing the Mall of Louisiana Loan Combination accrues interest at an interest rate of 3.98400% per annum. The proceeds of the Mall of Louisiana Loan Combination were primarily used to encumber the Mall of Louisiana Property and pay origination costs.

LOAN #6: mall of louisiana

Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
Mall of Louisiana Loan

A-3-1 and A-5-2	CGCMT 2017-P8	$47,000,000(1)

Mall of Louisiana Pari Passu Companion Loans(2)

A-1 and A-2	BANA	$109,000,000
A-3-2 and A-4	CREFI	$78,000,000
A-5-1, A-6 and A-7	Barclays	$91,000,000

(1)	The $30,000,000 non-controlling note A-3-1 is being contributed by CREFI and the $17,000,000 non-controlling note A-5-2 is being contributed by Barclays
(2)	Expected to be contributed to future securitization transactions.

The Mall of Louisiana Loan Combination has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Mall of Louisiana Loan Combination requires interest only payments for the initial 36 months, followed by payments of principal and interest sufficient to amortize the Mall of Louisiana Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the Mall of Louisiana Loan Combination is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Mall of Louisiana Loan Combination documents, at any time after the earlier of August 1, 2020 and the second anniversary of the securitization of the last portion of the Mall of Louisiana Loan Combination, the Mall of Louisiana Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Mall of Louisiana Loan Combination documents. Voluntary prepayment of the Mall of Louisiana Loan Combination is permitted (in whole, but not in part) without penalty on or after the due date in May 2027.

■	The Mortgaged Property. The Mall of Louisiana Property is part of a two-story enclosed super-regional mall known as the Mall of Louisiana, which contains a total of 1,593,545 SF and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s, JC Penney, Macy’s and Sears. The 776,789 SF portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Loan Combination was 91.8% occupied as of June 30, 2017 by 135 retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of GLA, 5.3% of underwritten base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of GLA, 2.9% of underwritten base rent, expiring January 2019), Nordstrom Rack (3.9% of GLA, 1.8% of underwritten base rent, expiring September 2025) and Forever 21 (3.5% of GLA, 4.5% of underwritten base rent, expiring January 2019). Main Event (6.0% of GLA, 3.6% of underwritten base rent, expiring June 2028) has a signed lease but is not expected to take occupancy until January 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent with respect to the Main Event lease.

No other tenant represents more than 1.9% of GLA or 2.3% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Fresh Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of the trailing 12-month period ending May 31, 2017 were approximately $183 million with an average of $585 per SF ($496 per SF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100 million expansion project which added over 330,000 SF, comprised of a 125,000 SF lifestyle component, a 140,000 SF power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within approximately 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.27 per 1,000 SF).

LOAN #6: mall of louisiana

Non-Collateral Anchor Sales Summary

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	Sales per SF(3)
Dillard’s / Dillard’s Men’s	BBB-/Baa3/BBB-	370,655	$148
Macy’s	BBB/Baa3/BBB-	204,890	$166
JC Penney	B+/B1/B+	116,568	$309
Sears	CC/Caa2/CCC+	113,517	$123

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Based on the underwritten rent roll dated June 30, 2017.
(3)	Sales per SF for the non-collateral anchor tenants are as of 2016 as reported in the appraisal.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Mall of Louisiana Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF/Screen	Occupancy Cost	Renewal / Extension Options
AMC Theatres	NR/B1/B+	74,400	9.6%	$1,739,472	5.9%	$23.38	7/21/2026	$560,583(4)	22.6%	4, 5-year options
Forever 21	NR/NR/NR	26,885	3.5	$1,483,980	5.1	55.20	1/31/2019	$183	28.6%	NA
Main Event(5)	NR/NR/NR	46,900	6.0	$1,172,500	4.0	25.00	6/30/2028	NA	NA	3, 5-year options
Dick’s Sporting Goods	NR/NR/NR	74,061	9.5	$962,793	3.3	13.00	1/31/2019	$131	11.9%	4, 5-year options
Victoria’s Secret	BB+/Ba1/BB+	13,472	1.7	$648,138	2.2	48.11	1/31/2023	$847	11.9%	NA
Nordstrom Rack(6)	BBB+/Baa1/BBB+	30,002	3.9	$577,500	2.0	19.25	9/30/2025	NA	NA	4, 5-year options
DSW	NR/NR/NR	15,015	1.9	$330,000	1.1	21.98	1/31/2019	$275	9.7%	1, 5-year option
Ulta Beauty(6)	NR/NR/NR	10,115	1.3	$267,036	0.9	26.40	9/30/2018	NA	NA	2, 5-year options
Pottery Barn	NR/NR/NR	13,891	1.8	$260,831	0.9	18.78	1/31/2021	$313	6.0%	NA
Shoe Dept. Encore	NR/NR/NR	11,341	1.5	$250,000	0.9	22.04	10/31/2025	$174	12.7%	1, 5-year option
Ten Largest Owned Tenants		316,082	40.7%	$7,692,250	26.2%	$24.34
Other		397,052	51.1	21,622,580	73.8	54.46
Vacant		63,655	8.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		776,789	100.0%	$29,314,830	100.0%	$41.11

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total / Wtd. Avg. UW Base Rent $ per SF is calculated excluding vacant SF.
(4)	Tenant Sales $ per SF are shown per screen (15 screens).
(5)	Main Event has an executed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent specific to Main Event.
(6)	Nordstrom Rack and Ulta Beauty are not required to report sales at the Mall of Louisiana Property.

Tenant Sales (per SF) and Occupancy Costs(1)

		TTM 5/31/2017 Occupancy Cost
Total In-Line	TTM 5/31/2017
Comparable Sales per SF w/Apple	$585	13.6%
Comparable Sales per SF w/o Apple	$496	16.1%

(1)	Information as provided by the borrower sponsor.

LOAN #6: mall of louisiana

The following table presents certain information relating to the lease rollover schedule at the Mall of Louisiana Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2017	27,967	3.6	3.6%	2,330,756	8.0	83.34	11
2018	82,248	10.6	14.2%	3,354,434	11.4	40.78	23
2019	165,390	21.3	35.5%	4,979,391	17.0	30.11	17
2020	43,189	5.6	41.0%	2,581,653	8.8	59.78	14
2021	60,190	7.7	48.8%	2,840,401	9.7	47.19	16
2022	32,000	4.1	52.9%	1,317,420	4.5	41.17	10
2023	39,863	5.1	58.0%	2,544,415	8.7	63.83	11
2024	32,366	4.2	62.2%	1,357,288	4.6	41.94	7
2025	58,878	7.6	69.8%	1,792,374	6.1	30.44	9
2026	88,514	11.4	81.2%	2,885,732	9.8	0.00	6
2027	11,360	1.5	82.6%	1,081,295	3.7	0.00	6
2028 & Thereafter	71,169	9.2	91.8%	2,249,670	7.7	31.61	5
Vacant	63,655	8.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	776,789	100.0%		$29,314,830	100.0%	$41.11	135

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted average annual UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Mall of Louisiana Property:

Historical Leased %(1)

2014	2015	2016	As of 6/30/2017(2)
94.3%	93.8%	92.5%	91.8%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Excludes temporary tenants.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mall of Louisiana Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017		Underwritten	Underwritten $ per SF
Base Rent	$26,449,228	$27,324,563	$27,877,011	$28,049,808		$29,420,920	$37.88
Potential Income from Vacant Space	0	0	0	0		3,395,375	4.37
Percentage Rent	559,072	516,649	571,657	591,865		581,929	0.75
Total Reimbursement Revenue	10,554,704	10,707,373	10,410,615	10,242,969		10,408,010	13.40
Specialty Leasing Income	3,089,790	3,046,453	3,044,110	2,921,431		2,956,431	3.81
Other Income(2)	402,762	384,936	331,822	399,049		384,049	0.49
Vacancy and Credit Loss	(0)	(0)	(0)	(0)		(3,931,479)	(5.06)
Effective Gross Income	$41,055,555	$41,979,974	$42,235,214	$42,205,123		$43,215,234	$55.63

Total Operating Expenses	$7,514,389	$7,399,438	$7,196,737	$7,209,498		$7,152,311	$9.21

Net Operating Income	$33,541,166	$34,580,536	$35,038,477	$34,995,624		$36,062,923	$46.43
TI/LC	0	0	0	0		1,473,928	1.90
Capital Expenditures	0	0	0	0		155,358	0.20
Net Cash Flow	$33,541,166	$34,580,536	$35,038,477	$34,995,624		$34,433,637	$44.33

Occupancy	94.3%	93.8%	92.5%	91.8%	(3)	91.0%(4)
NOI Debt Yield(5)	10.3%	10.6%	10.8%	10.8%		11.1%
NCF DSCR(5)	1.80x	1.86x	1.89x	1.88x		1.85x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Income includes carousel revenue, rebates and miscellaneous non-rental income.
(3)	Occupancy is based on the June 30, 2017 rent roll.
(4)	Underwritten Occupancy represents the economic occupancy at the Mall of Louisiana Property.
(5)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the Mall of Louisiana Loan Combination.

LOAN #6: mall of louisiana

■	Appraisal. According to the appraisal, the Mall of Louisiana Property had an “as-is” appraised value of $570,000,000 as of June 23, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$567,500,000	N/A	6.00%
Discounted Cash Flow Approach	$571,000,000	7.50%	6.50%(1)

(1)	Represents the terminal capitalization rate.
■	Environmental Matters. According to the Phase I environmental report dated July 24, 2017, there was no evidence of any recognized environmental conditions or recommendations for further action at the Mall of Louisiana Property.
■	Market Overview and Competition. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (“MSA”) of Louisiana. The Mall of Louisiana Property is located approximately 6.0 miles southeast of the Baton Rouge central business district, immediately south of Interstate Highway 10, which connects to Interstate 12 approximately 2 miles north and heading southeast travels through the state to serve the New Orleans metropolitan area. East Baton Rouge Parish includes the city of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town and is the capital of Louisiana and the location of Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group LLC (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2%, which unemployment rate has seen a year over year decline since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property is approximately 15 miles. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile population and average household income reflect a compound annual growth rate from 2000 to 2016 of 1.0% and 2.41%, respectively. The estimated 2016 average retail sales per household within a fifteen-mile radius of the Mall of Louisiana Property were $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per SF and a vacancy rate of 4.5% (representing a 1.3% decrease over four quarters), with only 11,581 SF of vacant retail space in the market. With respect to the malls within the Baton Rouge retail market, there are currently six lifestyle centers, power centers and regional malls with 2017 first quarter-end average asking rents of $19.61 per SF and a vacancy rate of 8.6% (representing a 1.7% decrease over four quarters), with 74,739 SF of positive absorption. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to the primary competition for the Mall of Louisiana Property:

Competitive Set(1)

	Mall of Louisiana (Subject)	Perkins Rowe	Town Center at Cedar Lodge	Siegen Lane Marketplace	Cortana Mall
Distance from Subject	-	1.5 miles	5.0 miles	3.0 miles	6.5 miles
Property Type	Super Regional Mall	Lifestyle Center	Lifestyle Center	Power Center	Super Regional Mall
Year Built / Renovated	1997 / 2008	2006 / NAP	2007 / NAP	1994 / 2002	1976 / 2010
Total GLA	776,789	749,300	410,000	462,150	1,360,000
Total Occupancy	91.8%(2)	85.0%	98.0%	100.0%	30.0%
Estimated Sales per SF	$585(3)	$420	$400	NAP	$250
Anchors	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres	Cinemark, LA Fitness, Barnes & Noble, Fresh Market	Whole Foods, Books A Million, LOFT, Gap	Walmart, Lowes, Bed Bath Beyond, TJMaxx	Dillard’s, JC Penney

(1)	Source: Appraisal.
(2)	Per underwritten rent roll. Occupancy includes the third largest tenant, Main Event, which has a signed lease but is not expected to take physical occupancy until January 2018 and commence paying rent until August 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent specific to Main Event.
(3)	Comparable inline sales shown as of May 2017. Comparable inline sales excluding Apple for that period were $496 per SF.

LOAN #6: mall of louisiana

■	The Borrowers. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Loan Combination. The borrower sponsor and non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc.

GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP Inc.’s portfolio as of June 2017 included 127 properties (121 million SF) in 40 states with an enterprise value of approximately $39 billion.

In addition to the recourse carveout guaranty and environmental indemnity, GGP Real Estate Holding I, Inc. has provided a guaranty for payment of unfunded tenant allowances equal to $3,986,500, landlord work equal to $3,067,797 and an additional $1,465,625, which is equal to fifteen months of gap rent related to the Main Event lease. GGP Real Estate Holding I, Inc. also provided a guaranty for unfunded obligations related to several tenants at the Mall of Louisiana Property equal to $1,726,914.

■	Escrows. During a Mall of Louisiana Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower’s is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket insurance policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169, and (iii) $129,308 to a tenant improvements and leasing commissions reserve subject to a cap of $1,551,690.
■	Lockbox and Cash Management. A hard lockbox is in place with respect to the Mall of Louisiana Loan Combination. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Mall of Louisiana Trigger Period exists. During a Mall of Louisiana Trigger Period, funds in the lockbox are required to be automatically transferred to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Mall of Louisiana Loan Combination.

A “Mall of Louisiana Trigger Period” will commence upon the earlier of (i) an event of default and (ii) the debt service coverage ratio being less than 1.15x. A Mall of Louisiana Trigger Period will cease upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

■	Property Management. The Mall of Louisiana Property is managed by (i) General Growth Management, Inc., (ii) General Growth Services, Inc., (iii) General Growth, (iv) any other affiliate of the Mall of Louisiana Loan Combination guarantor entirely owned (directly or indirectly) by the Mall of Louisiana Loan Combination guarantor, or (v) any Mall of Louisiana Qualifying Manager (defined below) according to the Mall of Louisiana Loan documents. So long as no event of default is continuing under the Mall of Louisiana Loan documents, the Mall of Louisiana Borrower may, without the lender’s prior written consent, enter into a management agreement with a Mall of Louisiana Qualifying Manager, provided that: (i) such management agreement is on an arms’ length basis and under which the fees payable thereunder must not exceed 3% of income from gross operations, subject to commercially reasonable adjustments pursuant to then applicable market standards as reasonably approved by the lender, (ii) if such Mall of Louisiana Qualifying Manager is an affiliated property manager, the Mall of Louisiana Borrower delivers a non-consolidation opinion with respect to such manager, and (iii) such Mall of Louisiana Qualifying Manager and the Mall of Louisiana Borrower execute a subordination of management agreement. With respect to a new manager other than a Mall of Louisiana Qualifying Manager, the consent of the lender to the identity of the manager may be conditioned upon the Mall of Louisiana Borrower delivering a rating agency confirmation as to such new manager and management agreement. Upon and during the continuance of an event of default under the Mall of Louisiana Loan documents, the lender has the right to require the Mall of Louisiana Borrower to replace the property manager with a Mall of Louisiana Qualifying Manager, chosen by the Mall of Louisiana Borrower and approved by the lender.

A “Mall of Louisiana Qualifying Manager” means (i) the property manager or (ii) a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the Mall of Louisiana Property, provided that with respect to clause (ii) above, the Mall of Louisiana Borrower has obtained the prior written consent of the lender for such entity (such consent not to be unreasonably withheld or delayed, but may be based on receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. The Mall of Louisiana Borrower may obtain the release of any vacant, non-income producing, unimproved parcel or outlot (including “air rights” parcels), any Expansion Parcel (as defined below) or the Picardy Street Extension Parcel (as defined below) in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided among other conditions that the following are satisfied: (i) no

LOAN #6: mall of louisiana

event of default has occurred and is continuing; (ii) as it relates to any parcel release other than an Expansion Parcel release: (a) the lender receives evidence that the parcel is not necessary for the operation of the Mall of Louisiana Property and that it may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property, (b) the lender receives a rating agency confirmation; (c) the loan-to-value ratio for the remaining property is less than or equal to 125% provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Loan Combination and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio, and (d) a REMIC opinion is delivered; (iii) as it relates to the release of an Expansion Parcel: (x) the conditions set forth in (ii)(c) and (ii)(d) above are satisfied and the lender receives evidence that (I) during the time that the Expansion Parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the Expansion Parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants; or (II) to the extent existing tenants proposed to be relocated to the Expansion Parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal to or better than the existing tenant, and (y) the release of the Expansion Parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the enforcement of the Mall of Louisiana Loan Combination documents, or the applicable Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Loan Combination.

The “Picardy Street Extension Parcel” is the portion of land subject to the extension and/or widening of Picardy Street by the City of Baton Rouge.

An “Expansion Parcel” means any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mall of Louisiana Property is a part, (b) that is not owned by the Mall of Louisiana Borrower at origination and (c) that is not a parcel acquired in connection with a substitution.

■	Substitution of Collateral. The Mall of Louisiana Borrower may obtain the release of a vacant, non-income producing, unimproved parcel for transfer to a person other than the Mall of Louisiana Borrower, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, (ii) simultaneous with the release, the Mall of Louisiana Borrower acquires, and encumbers as collateral for the Mall of Louisiana Loan Combination, an exchange parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel, (iii) a rating agency confirmation is obtained, (iv) the loan-to-value ratio immediately after the release and substitution of the exchange parcel is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Loan Combination and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio, (v) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the substituted parcel is its own tax lot and which may include obtaining a Phase I or property condition report with respect to the substituted property, and (vi) at the request of the lender, delivery of a REMIC opinion.
■	Expansion of Collateral. The Mall of Louisiana Borrower may acquire one or more Expansion Parcels, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing,(ii) the Mall of Louisiana Borrower acquires the fee simple or leasehold interest in the Expansion Parcel and the Expansion Parcel is included in the Mall of Louisiana Loan documents, (iii) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the Expansion Parcel is its own tax lot and which may include obtaining a Phase I or property condition report with respect to the Expansion Parcel, and (iv) at the request of the lender, delivery of a REMIC opinion. Any Expansion Parcel may be released as described above. (see “—Release of Collateral”.)
■	Terrorism Insurance. The Mall of Louisiana Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Mall of Louisiana Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Mall of Louisiana Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that so long as TRIPRA is in effect, and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA in satisfaction of the foregoing requirements. If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism insurance coverage is commercially available, the Mall of Louisiana Borrower is required to carry terrorism insurance coverage as described above, or so much as may be purchased for no more than two times the insurance premium then payable for the Mall of Louisiana Property and business interruption coverage required under the Mall of Louisiana Loan Combination (without giving effect to the cost of terrorism components of such coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #7: THE GROVE AT SHREWSBURY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	PCC
Location (City/State)	Shrewsbury, New Jersey	Cut-off Date Balance	$43,600,000
Property Type	Retail	Cut-off Date Balance per SF	$294.84
Size (SF)	147,878	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 7/1/2017	98.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2017	98.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate	3.77000%
Appraised Value	$120,800,000	Original Term to Maturity (Months)	120
Appraisal Date	7/12/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor(1)	None	Original Interest Only Term (Months)	120
Property Management	Cole GP, Inc.	First Payment Date	11/1/2017
Maturity Date	9/1/2027

Underwritten Revenues	$9,438,352
Underwritten Expenses	$2,806,828
Underwritten Net Operating Income (NOI)	$6,631,524	Escrows
Underwritten Net Cash Flow (NCF)	$6,436,325	Upfront	Monthly
Cut-off Date LTV Ratio	36.0%	Taxes	$0	$0
Maturity Date LTV Ratio	36.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.98x /3.86x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.3%/14.8%	TI/LC	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$43,600,000	100.0%	Loan Payoff	$42,019,367	96.4%
Principal Equity Distribution	1,280,633	2.9
Closing Costs	300,000	0.7
Total Sources	$43,600,000	100.0%	Total Uses	$43,600,000	100.0%

(1)	There is no non-recourse carveout guarantor and no environmental indemnitor other than the borrower.

■	The Mortgage Loan. The mortgage loan (“The Grove at Shrewsbury Loan”) is evidenced by a note in the original principal amount of $43,600,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 147,878 SF lifestyle retail shopping center located in Shrewsbury, New Jersey (“The Grove at Shrewsbury Property”). The Grove at Shrewsbury Loan was originated by Principal Commercial Capital on September 1, 2017 and represents approximately 4.0% of the Initial Pool Balance. The Grove at Shrewsbury Loan has an outstanding principal balance as of the Cut-off Date of $43,600,000 and accrues interest at an interest rate of 3.77000% per annum. The proceeds of The Grove at Shrewsbury Loan were primarily used to refinance existing debt secured by the Grove at Shrewsbury Property and pay origination costs.

The Grove at Shrewsbury Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Grove at Shrewsbury Loan requires monthly payments of interest only during its term. The scheduled maturity date of The Grove at Shrewsbury Loan is September 1, 2027. Provided no event of default under The Grove at Shrewsbury Loan documents has occurred and is continuing, at any time from and after the 25th payment date following the securitization Closing Date, The Grove at Shrewsbury Loan may be defeased in whole with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under The Grove at Shrewsbury Loan documents. In addition, The Grove at Shrewsbury Loan is prepayable without penalty on or after the due date occurring in May 2027.

■	The Mortgaged Property. The Grove at Shrewsbury Property consists of a lifestyle retail shopping center constructed in 1988 and is situated on a 20.79-acre site. The Grove at Shrewsbury Property includes two buildings, with a total of 147,878 SF. The Grove at Shrewsbury Property contains 663 parking spaces, resulting in a ratio of approximately 4.48 spaces per 1,000 SF. The Grove at Shrewsbury Property is located in Shrewsbury, Monmouth County, New Jersey, approximately one mile south of Red Bank, New Jersey, 39 miles south of Newark, New Jersey, 51 miles south of Manhattan, New York and 80 miles east of Philadelphia, Pennsylvania.

As of July 1, 2017, The Grove at Shrewsbury Property was 98.6% occupied by 34 tenants, none of which occupy more than 8.8% of the net rentable area. The largest tenants are Brooks Brothers, occupying 13,000 SF, Anthropologie, occupying 12,000 SF, Pottery Barn, occupying 11,235 SF, The Gap, Inc., occupying 10,859 SF and Banana Republic, occupying 8,000 SF. Other noteworthy tenants include of Bluemercury, Lululemon Athletica, Madewell, Victoria’s Secret, Athleta, Williams-Sonoma, Coach and J.Jill. Overall occupancy at The Grove at Shrewsbury Property has averaged 98% since 2000, ranging from 100% to a low of 86% in 2008 during the recession. Gross sales for all tenants that had reported as of December 31, 2016 were approximately $69 million ($469/SF) with an average occupancy cost of 15%.

LOAN #7: THE GROVE AT SHREWSBURY

The following table presents certain information relating to the major tenants at The Grove at Shrewsbury Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(4)	Renewal / Extension Options
Brooks Brothers(5)	NR / NR / NR	13,000	8.8%	$520,650	7.2%	$40.05	3/31/2018	$259	22%	1, 5-year option
Anthropologie(6)	NR / NR / NR	12,000	8.1	484,200	6.7	$40.35	1/31/2023	$402	12%	1, 5-year option
Pottery Barn(7)	NR / NR / NR	11,235	7.6	384,686	5.3	$34.24	1/31/2025	$503	10%	2, 6-year options
The Gap, Inc.(8)	BB+ / Baa2 / BB+	10,859	7.3	537,521	7.4	$49.50	12/31/2021	$279	23%	1, 4-year option
Banana Republic(8)	BB+ / Baa2 / BB+	8,000	5.4	396,000	5.4	$49.50	1/31/2022	$340	19%	NA
Talbots	NR / NR / NR	7,230	4.9	368,730	5.1	$51.00	1/31/2018	$326	21%	NA
J. Crew	NR / NR / NR	6,900	4.7	401,511	5.5	$58.19	1/31/2023	$676	9%	NA
Williams-Sonoma(9)	NR / NR / NR	6,784	4.6	299,886	4.1	$44.20	1/31/2023	$398	15%	1, 6-year option
Eddie Bauer	NR / NR / NR	5,661	3.8	234,932	3.2	$41.50	1/31/2023	$160	33%	NA
Ann Taylor	NR / NR / NR	5,009	3.4	255,459	3.5	$51.00	11/30/2018	$189	35%	1, 5-year option
Ten Largest Owned Tenants		86,678	58.6%	$3,883,575	53.4%	$44.80
Remaining Owned Tenants(10)		59,117	40.0	3,395,427	46.6	$59.19
Vacant Spaces (Owned Space)(11)		2,083	1.4	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		147,878	100.0%	$7,279,002	100.0%	$49.93

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2018, totaling $231,556.

(4)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower for the trailing-12 months as of December 31, 2016.

(5)	Brooks Brothers has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 65.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.

(6)	Anthropologie has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 60.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.

(7)	Pottery Barn has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 75.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.

(8)	Other tenants under the Gap umbrella include Banana Republic and Athleta for a total exposure to The Gap, Inc of 15.3% of NRA or 16.0% of UW Base Rent.

(9)	Williams-Sonoma has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 70.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.

(10)	Other tenants outside the ten largest owned tenants have co-tenancy provisions, including but not limited to Ann Taylor, Victoria’s Secret, Athleta, J. Jill, Madewell, Lululemon Athletica, Lucky Brand Jeans, M.A.C. Cosmetics, Free People and Janie and Jack.

(11)	The vacant space is currently leased to and occupied by Nirvanna, which is currently delinquent on its rent; accordingly, the tenant has been underwritten as vacant. The tenant continues to occupy the space and the borrower has allowed the tenant to defer a portion of its rent while the borrower seeks a new tenant for the space.

LOAN #7: THE GROVE AT SHREWSBURY

The following table presents certain information relating to the lease rollover schedule at The Grove at Shrewsbury Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	1,988	1.3	1.3%	123,256	1.7	$62.00	1
2018	26,432	17.9	19.2%	1,206,183	16.6	$45.63	4
2019	8,439	5.7	24.9%	464,855	6.4	$55.08	4
2020	12,238	8.3	33.2%	730,971	10.0	$59.73	6
2021	18,887	12.8	46.0%	939,697	12.9	$49.75	4
2022	13,963	9.4	55.4%	727,063	10.0	$52.07	4
2023	31,345	21.2	76.6%	1,420,529	19.5	$45.32	4
2024	3,823	2.6	79.2%	251,534	3.5	$65.79	1
2025	19,720	13.3	92.5%	845,237	11.6	$42.86	3
2026	3,152	2.1	94.7%	189,939	2.6	$60.26	1
2027	3,578	2.4	97.1%	210,064	2.9	$58.71	1
2028 & Thereafter	2,230	1.5	98.6%	169,674	2.3	$76.09	1
Vacant	2,083	1.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	147,878	100.0%		$7,279,002	100.0%	$49.43	34

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at The Grove at Shrewsbury Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 7/1/2017(2)
Owned Space	86.0%	92.0%	100.0%	97.0%	100.0%	100.0%	100.0%	100.0%	100.0%	98.6%

(1)	As provided by the borrower and which reflects average occupancy as of December 31 for the indicated year or period unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 1, 2017.

LOAN #7: THE GROVE AT SHREWSBURY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grove at Shrewsbury Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 7/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$6,240,548	$6,639,392	$6,778,511	$7,038,936	$7,047,446	$47.66
Contractual Rent Steps(2)	0	0	0	0	231,556	1.57
Potential Income from Vacant Space	0	0	0	0	135,395	0.92
Total Rent	$6,240,548	$6,639,392	$6,778,511	$7,038,936	$7,414,397	$50.14
Reimbursements	2,069,970	2,095,207	2,248,507	2,309,321	2,263,582	15.31
Other Income(3)	334,425	322,221	289,088	248,906	244,272	1.65
Vacancy, Credit Loss & Concessions	0	0	0	0	(483,899)	(3.27)
Effective Gross Income	$8,644,943	$9,056,820	$9,316,106	$9,597,163	$9,438,352	$63.83

Real Estate Taxes	$1,179,037	$1,186,212	$1,200,617	$1,205,167	$1,288,675	$8.71
Insurance	23,882	34,188	31,920	31,831	31,909	0.22
Management Fee	204,988	230,242	224,949	236,329	283,151	1.91
Other Expenses	1,133,051	1,166,221	1,201,261	1,126,402	1,203,093	8.14
Total Operating Expenses	$2,540,958	$2,616,863	$2,658,747	$2,599,729	$2,806,828	$18.98

Net Operating Income	$6,103,985	$6,439,957	$6,657,359	$6,997,434	$6,631,524	$44.84
TI/LC	0	0	0	0	147,878	1.00
Replacement Reserves	0	0	0	0	47,321	0.32
Net Cash Flow	$6,103,985	$6,439,957	$6,657,359	$6,697,434	$6,436,325	$43.52

Occupancy	100.0%	100.0%	100.0%	100.0%	98.6%
NOI Debt Yield	14.0%	14.8%	15.3%	16.1%	15.2%
NCF DSCR	3.66x	3.86x	3.99x	4.20x	3.86x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through March 31, 2018.

(3)	Other Income includes temporary tenant income as well as percentage rent.

■	Appraisal. According to the appraisal, The Grove at Shrewsbury Property had an “as-is” appraised value of $120,800,000 as of July 12, 2017. The appraiser valued The Grove at Shrewsbury Property based on the two approaches below and gave equal weight to both approaches to determine the “as-is” appraised value of The Grove at Shrewsbury Property.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$111,800,000	NA	6.00%
Discounted Cash Flow Approach	$120,800,000	7.75%	7.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on the Phase I environmental report dated July 20, 2017, there were no recognized environmental conditions related to The Grove at Shrewsbury Property. Based upon the identification of wetlands adjacent to The Grove at Shrewsbury Property, the environmental consultant recommends consultation with local agencies prior to future construction activities at The Grove at Shrewsbury Property. Any construction activities to be performed proximate to confirmed wetlands must be completed in accordance with the Wetlands Protection Act and with the local wetland bylaws.

■	Market Overview and Competition. The Grove at Shrewsbury Property is located off Route 35, a primary retail corridor in Shrewsbury, New Jersey. According to a third party industry report, there are 135,662 people living within a five-mile radius of The Grove at Shrewsbury Property, an area with a median annual household income of $88,781 per household. The town of Shrewsbury is bordered by Red Bank and Navesink River to the north, Eatontown and Route 36 to the south, Oceanport, Sea Bright and the Atlantic Ocean to the east and the Garden State Parkway and Lincroft to the west. Primary access to the area is provided via Garden State Parkway, a major arterial that crosses The Grove at Shrewsbury Property in a north and south direction. Traffic reports from a state transportation agency indicate that an average of 22,120 vehicles travel past The Grove at Shrewsbury Property each day.

According to a third party industry report, The Grove at Shrewsbury Property is located in the Monmouth County Retail submarket of Northern New Jersey. According to an industry report, as of the second quarter of 2017, the Monmouth County Retail submarket had a vacancy rate of 5.4%.

LOAN #7: THE GROVE AT SHREWSBURY

The following table presents certain information relating to the primary competition for The Grove at Shrewsbury Property:

The Grove at Shrewsbury Property Competitive Set(1)

	The Grove at Shrewsbury Property	Grove West	Clark Commons Shopping Center	Ridgewood 17 Plaza	Market Fair
Year Built	1988	1993 & 2007	2015	2015	1987
SF	147,881(2)	39,825	245,000	15,388	240,000
Asking Rent	$33.00-$76.88(2)	$50.00	$50.00	$54.17	$45.00-$55.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2017.

■	The Borrower. The borrower is The Grove Fee Owner, LLC, a newly formed special purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Grove at Shrewsbury Loan. There is no non-recourse carveout guarantor for The Grove at Shrewsbury Loan and no environmental indemnitor other than the borrowing entity. The borrower is currently 52.1% indirectly owned by Federal Realty Investment Trust (“FRIT”), a publicly owned company rated A3 by Moody’s, A- by S&P and A- by Fitch. FRIT engages in the ownership, operation, and redevelopment of retail based properties located primarily in coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles.

■	Escrows. No upfront reserves were funded in connection with the origination of The Grove at Shrewsbury Loan.

Upon the occurrence and during the continuance of a Cash Sweep Trigger Event Period and upon the occurrence of a second event of default, during the remaining term of The Grove at Shrewsbury Loan, the borrower is required to deposit with the lender (which requirement, during the continuance of a Cash Sweep Trigger Event Period, shall be deemed to be satisfied to the extent such amounts have been deposited into the lockbox account), on each monthly payment date, one-twelfth of the sums calculated by the lender in its good faith reasonable discretion for payment of the estimated annual taxes and assessments assessed or levied against The Grove at Shrewsbury Property.

■	Lockbox and Cash Management. The Grove at Shrewsbury Loan is structured with a hard lockbox with springing cash management. The Grove at Shrewsbury Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to The Grove at Shrewsbury Property be deposited into such lockbox account within two business days following receipt. Prior to the occurrence of a Cash Sweep Trigger Event (as defined below) and after the occurrence of a Cash Sweep Cure (as defined below), all funds in the lockbox account are required to be swept into the borrower’s operating account. Following the occurrence of a Cash Sweep Trigger Event and until the occurrence of a Cash Sweep Cure, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with The Grove at Shrewsbury Loan documents, and excess cash is required to be swept and held as additional collateral for The Grove at Shrewsbury Loan. Provided no event of default is continuing, the borrower has the right to obtain disbursement of such excess cash for payment of expenses of tenant improvements and leasing commissions and/or capital expenditures, upon satisfaction of certain conditions set forth in The Grove at Shrewsbury Loan documents and to payment of budgeted operating expense and lender-approved extraordinary expenses, to the extent not otherwise paid from the cash management account.

LOAN #7: THE GROVE AT SHREWSBURY

A “Cash Sweep Trigger Event” means the occurrence of any one or more of the following: (a) an event of default under The Grove at Shrewsbury Loan documents; or (b) the debt service coverage ratio for any fiscal quarter of the borrower, based upon interest only debt service, being less than 1.25x, after taking into account the DSC Avoidance Collateral (as defined below). The debt service coverage ratio is required to be calculated by the borrower within 45 days after the end of each of the first three fiscal quarters, and 90 days after the fourth fiscal quarter, and is subject to approval of the lender, in its reasonable discretion.

A “Cash Sweep Cure” means the following: (i) with respect to a Cash Sweep Trigger Event described in clause (a) above, upon the waiver in writing by the lender of, or cure accepted by the lender of, such event of default, as determined by the lender in its sole discretion; or (ii) with respect to a Cash Sweep Trigger Event described in clause (b) of the definition thereof, either (x) The Grove at Shrewsbury Property maintaining a debt service coverage ratio of greater than 1.30x for two consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter; or (y) the borrower deposits with the lender cash or a letter of credit (“DSC Avoidance Collateral”) in form and substance acceptable to the lender in an amount which, if added to the net cash flow, would result in a debt service coverage ratio greater than 1.30x. If the amount of DSC Avoidance Collateral held by the lender as of any determination date is equal to or greater than $500,000, provided no event of default is continuing under The Grove at Shrewsbury Loan, the borrower will be deemed to have cured a Cash Sweep Trigger Event under clause (b) of the definition thereof, without being required to post any further DSC Avoidance Collateral.

■	Property Management. The Grove at Shrewsbury Property is managed by Cole GP, Inc., an affiliate of the borrower, pursuant to the terms of the management agreement. If (a) an event of default under The Grove at Shrewsbury Loan has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the property manager occurs under the related management agreement, then the lender, at its option, may require the borrower to engage a replacement management agent and terminate the property manager without fee or obligation to the lender. Provided no event of default under The Grove at Shrewsbury Loan is continuing, the borrower may replace the property manager with a Qualifying Manager. A “Qualifying Manager” means (i) an affiliate of FRIT or of any FRIT Entity (as defined below) which is controlled by FRIT or any FRIT Entity, (ii) a qualified transferee (as defined in The Grove at Shrewsbury Loan documents), (iii) any affiliate of the current property manager which is controlled by such manager, (iv) a reputable property manager having at least seven years’ experience in the management of commercial properties with similar uses and quality as The Grove at Shrewsbury Property, or (v) a property manager selected by the borrower and acceptable to the lender in the lender’s reasonable discretion. A “FRIT Entity” means a successor to FRIT by merger, consolidation, business combination or acquisition of assets; provided that such successor has a tangible net worth of not less than $500,000,000. Provided that no event of default is continuing under The Grove at Shrewsbury Loan, the borrower has the right to replace the manager with a Qualifying Manager without the lender’s consent, provided that (i) the new manager executes a management subordination agreement substantially similar to that executed at loan origination, and (ii) if the new manager is an affiliate of the borrower, a new non-consolidation is delivered with respect to such new manager.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is no larger than $50,000) that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of The Grove at Shrewsbury Property, plus a business interruption insurance policy that provides 12 months of business interruption coverage; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. However, if TRIPRA, or a similar or subsequent statute is not in effect, then, the borrower is not required to spend on such separate terrorism insurance policy more than 200% of the insurance premium then payable for a stand-alone policy in respect of the “all-risk” and business interruption insurance required under The Grove at Shrewsbury Loan documents (without giving effect to the cost of supplemental coverages as may be required by special endorsement). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: starwood capital group hotel portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	65	Loan Seller(5)		Barclays / SMF V
Location (City/State)	Various	Cut-off Date Balance(6)		$41,817,500
Property Type	Hospitality	Cut-off Date Balance per Room(4)		$90,680.18
Size (Rooms)	6,366	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 3/31/2017	74.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	74.6%	Type of Security(7)	Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.48600%
Appraised Value(1)	$956,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/23/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	SCG Hotel Investors Holdings, L.P	Original Interest Only Period (Months)		120
Property Management(2)	Various	First Payment Date		7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$213,600,210
Underwritten Expenses	$142,270,818	Escrows(8)
Underwritten Net Operating Income (NOI)(3)	$71,329,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$71,329,392	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(4)	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(4)	60.4%	FF&E	$0	$727,736
DSCR Based on Underwritten NOI / NCF(3)(4)	2.72x / 2.72x	Larkspur Landing Capital Work	$6,385,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	12.4% / 12.4%	Other(9)	$5,883,991	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Principal Equity Distribution	130,991,748	22.7
			Reserves	12,268,991	2.1
			Closing Costs	8,975,399	1.6
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.3%.

(2)	Property Management companies include Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.

(3)	Underwritten Net Operating Income (NOI) is calculated net of the FF&E reserve. Inclusive of the FF&E reserve, Underwritten NOI would be $80,062,223, and DSCR and Debt Yield calculations based on Underwritten NOI would be 3.05x and 13.9% respectively.

(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million Starwood Capital Group Hotel Portfolio Loan Combination (as defined below).

(5)	The Starwood Capital Group Hotel Portfolio Loan Combination (as defined below) was co-originated by Barclays Bank PLC (“Barclays”), Deutsche Bank AG, acting through its New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) and Bank of America, National Association (“BofA”). Starwood Mortgage Funding II LLC acquired Notes A-15, A-16-1 and A-16-2 from JPMCB and subsequently transferred Note A-16-2 to SMF V.

(6)	The Cut-off Date Balance of $41,817,500 represents the non-controlling notes A-17 and A-16-2 which are part of a loan combination evidenced by 21 pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $577,270,000. The related companion loans are evidenced by 19 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $535,452,500.

(7)	One of the 65 properties, Hilton Garden Inn Edison Raritan Center, is secured by the applicable borrower’s leasehold interest. See “—Ground Leases” herein.

(8)	See “—Escrows” below.

(9)	Other reserves include $5,883,991 upfront for general capital work and springing for capital work and ground rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Starwood Capital Group Hotel Portfolio Loan”) is part of a loan combination (the “Starwood Capital Group Hotel Portfolio Loan Combination”) evidenced by 21 pari passu notes that are collectively secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The Starwood Capital Group Hotel Portfolio Loan, which is evidenced by notes A-17 and A-16-2, represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Loan Combination, had an original principal balance of $41,817,500, has an outstanding principal balance as of the Cut-off Date of $41,817,500 and represents approximately 3.8% of the Initial Pool Balance. The related companion loans (collectively, the “Starwood Capital Group Hotel Portfolio Companion Loans”) had an aggregate original principal balance of $535,452,500, and have an aggregate outstanding principal balance as of the Cut-off Date of $535,452,500. The Starwood Capital Group Hotel Portfolio Loan Combination was originated by Barclays, DBNY, JPMorgan Chase Bank and BofA on May 24, 2017. Barclays is expected to contribute note A-17 to this securitization transaction, which note has an outstanding principal balance of $31,817,500 as of the Cut-off Date, and SMF V is expected to contribute not A-16-2 to this securitization transaction, which note has an outstanding principal balance of $10,000,000 as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.48600% per annum. The borrowers utilized the proceeds of the Starwood Capital Group Hotel Portfolio Loan Combination to retire the existing debt of the Starwood Capital Group Hotel Portfolio Properties, return equity to the borrower sponsor, fund reserves and pay origination costs.

LOAN #8: starwood capital group hotel portfolio

Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
Starwood Capital Group Hotel Portfolio Loan

A-17, A-16-2(1)	CGCMT 2017-P8	$41,817,500

Starwood Capital Group Hotel Portfolio Companion Loans

A-1, A-7	DBJPM 2017-C6	$80,000,000
A-2-1, A-16-1	JPMCC 2017-JP7	$60,000,000
A-2-2, A-9, A-14	JPMorgan Chase Bank(2)	$46,817,500
A-3	BANK 2017-BNK5	$72,500,000
A-4	BANK 2017-BNK6	$59,317,500
A-5	WFCM 2017-C38	$50,000,000
A-6-1	WFCM 2017-C39	$40,000,000
A-8, A-10	CD 2017-CD5	$40,000,000
A-6-2	Barclays(2)	$10,000,000
A-11, A-12, A-13-2	UBS 2017-C2	$37,500,000
A-13-1	DBNY(2)	$14,317,500
A-15	Starwood Mortgage Funding II LLC(2)(3)	$25,000,000

(1)	The $31,817,500 non-controlling Note A-17 is being contributed by Barclays and the $10,000,000 non-controlling Note A-16-2 is being contributed by SMF V.

(2)	Expected to be contributed to future securitization transactions.

(3)	Starwood Capital Mortgage Funding II LLC is an affiliate of the Starwood Capital Group Hotel Portfolio borrowers. The related co-lender agreement provides that Starwood Capital Mortgage Funding II LLC will have no non-controlling noteholder rights.

The Starwood Capital Group Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Starwood Capital Group Hotel Portfolio Loan Combination is the due date in June 2027. Following the first business day after the payment date in June 2018, provided that no event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Loan Combination documents, the borrowers have the right to prepay the Starwood Capital Group Hotel Portfolio Loan Combination in whole or in part on any business day on or before the payment date in March 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Group Hotel Portfolio Loan Combination is pre-payable without penalty on or after the business day following the payment date in March 2027.

■	The Mortgaged Properties. The Starwood Capital Group Hotel Portfolio Loan Combination is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “Starwood Capital Group Hotel Portfolio Properties” or the “Starwood Capital Group Hotel Portfolio”).

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7	32,572,979	45.7	403,300,000	108,007	131.5
Full Service	3	388	6.1	3,678,146	5.2	44,200,000	113,918	106.4
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the Starwood Capital Group Hotel Portfolio weighted averages are weighted based on total room count.

LOAN #8: starwood capital group hotel portfolio

A summary of each individual Starwood Capital Group Hotel Portfolio Property is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3	82.0%	112.5%
Holiday Inn Express Fishers(5)	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1	72.6%	126.5%
Toledo Homewood Suites(5)	Toledo, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8	84.0%	183.5%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The Starwood Capital Group Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which may be cancelled by either party on 60 days’ notice.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	“As-Renovated” appraised values are shown for nine properties, the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn, and Racine Fairfield Inn Properties, which values assume the completion of certain property improvements, for which the lender has fully reserved.

(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online.

LOAN #8: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The Starwood Capital Group Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the Starwood Capital Group Hotel Portfolio are operated pursuant to management agreements with: Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The summary of Starwood Capital Group Hotel Portfolio Properties’ six brands and 14 flags is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary

Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott(2)
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2
Total Marriott	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.
(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

The hotels range in age from seven to 42 years old with an average age of approximately 16 years and 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012. Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the Starwood Capital Group Hotel Portfolio Properties. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved approximately $5.9 million in capital expenditures related to brand mandated property improvement plans. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

LOAN #8: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A summary of both historical and budgeted capital expenditures at the Starwood Capital Group Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B(2)	2018B(2)	2019B(2)	Total(2)
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Source: Borrowers.

(2)	The budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover

Year Ending December 31	Expiring # Hotels	Expiring Rooms	Expiring % Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8	$1,158,027	2.5
2019	3	337	6.6	2,892,322	6.2	427	8.4	$4,050,349	8.7
2020	0	0	0.0	0	0.0	427	8.4	$4,050,349	8.7
2021	1	62	1.2	603,823	1.3	489	9.6	$4,654,173	10.0
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4	$22,709,384	48.8
2023	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2024	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2025	4	378	7.4	4,634,247	10.0	2,892	56.8	$27,343,631	58.8
2026	1	128	2.5	1,396,943	3.0	3,020	59.3	$28,740,574	61.8
2027	2	140	2.8	1,022,042	2.2	3,160	62.1	$29,762,616	64.0
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0	$46,492,556	100.0
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The Starwood Capital Group Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which began operation in the 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

LOAN #8: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017(1)	Underwritten	Underwritten per Room(2)
Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
Food & Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Expense	2,076,802	754,103	883,759	857,468	857,390	135
Total Departmental Expense	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229
Total Undistributed Expense	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	9,781
Total Management Fee	6,387,948	6,809,293	6,853,190	6,818,728	7,967,134	1,252
Total Fixed Charges	10,592,272	10,840,419	10,979,711	10,915,631	10,920,578	1,715
Total Operating Expense	$122,976,823	$127,591,124	$131,010,138	$131,381,993	$133,537,986	$20,977

EBITDA	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	$12,577

FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Net Operating Income / Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online and in ramp up.

(2)	Underwritten per Room is based on a total of 6,366 rooms.

(3)	Based on the Starwood Capital Group Hotel Portfolio Loan Combination amount.

■	Appraisal. According to the appraisal, the Starwood Capital Group Hotel Portfolio Properties had an “As Portfolio” appraised value of $956,000,000 as of April 23, 2017. The “As Portfolio” value applies an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Mortgage-Equity	$947,000,000	NAP	8.0%
EBITDA Multiple Based on First-Year EBITDA	958,000,000	11.50%	NAP
EBITDA Multiple Based on Second-Year EBITDA	959,000,000	11.25%	NAP
Direct Capitalization	962,000,000	7.75%	NAP
Discounted-Cash-Flow Analysis	943,000,000	10.25%	NAP
Reconciled “As Is” Market Value of Subject Portfolio	$956,000,000	7.72%	8.0%

LOAN #8: starwood capital group hotel portfolio

■	Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the Starwood Capital Group Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigations be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 24, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

■	Market Overview and Competition. The Starwood Capital Group Hotel Portfolio Properties are located across 21 states and 56 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. Texas represents the second largest exposure to a single state, with 20 properties totaling 18.8% of total underwritten net cash flow. No other state accounts for more than 7.8% of total underwritten net cash flow.

The following table presents certain information relating to occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties:

Regional Summary
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$104.82	$73.59	131.2%	13,438,906	18.8
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8%	72.4%	$120.21	$89.03	127.6%	1,839,395	2.6
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data for each property provided by a third party hospitality research report, and weighted based on total rooms. The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017.

LOAN #8: starwood capital group hotel portfolio

The following table presents certain information relating to historic occupancy, ADR and RevPAR at Starwood Capital Group Hotel Portfolio Properties:

Historical Statistics(1)

	Starwood Capital Group Hotel Portfolio			Competitive Set(2)			Penetration(3)
	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property provided from a third party hospitality research report.

(3)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

(4)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

■	The Borrowers. The borrowers consist of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Group Hotel Portfolio Loan Combination.

The sponsor of the borrowers and nonrecourse carve-out guarantor is Starwood Capital Group Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Starwood Capital Group Hotel Portfolio Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

The borrowing entities, loan sponsor and nonrecourse carve-out guarantor under the Starwood Capital Group Hotel Portfolio Loan Combination are affiliates of (i) SMF V, a sponsor and mortgage loan seller and (ii) Starwood Mortgage Funding II LLC, who currently holds Note A-15.

■	Escrows. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital and FF&E work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) one-twelfth of the required annual taxes, (ii) one-twelfth of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing, and (iii) one-twelfth of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to one-twelfth of the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work (initially $727,736).

LOAN #8: starwood capital group hotel portfolio

■	Lockbox and Cash Management. The Starwood Capital Group Hotel Portfolio Loan Combination is structured with a soft springing hard lockbox and in place cash management. At origination, the borrowers established seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the clearing account are required to be transferred on a daily basis into the applicable lender-controlled cash management account and then to the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date as set forth in the Starwood Capital Group Hotel Portfolio Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Loan Combination.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio (as calculated in the loan documents) for the Starwood Capital Group Hotel Portfolio Loan Combination falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or the Larkspur Landing license agreement in violation of the loan documents, (iv) the debt service coverage ratio (as calculated in the loan documents) for the Starwood Capital Group Hotel Portfolio Loan Combination falling below 1.75x, or (v) any borrower being subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium). In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Partial Release of Collateral”.

LOAN #8: starwood capital group hotel portfolio

■	Property Management. The Starwood Capital Group Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of Starwood Capital Group Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the Starwood Capital Group Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”). The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes the subject of a voluntary or involuntary bankruptcy action, (ii) there exists an event of default under the Starwood Capital Group Hotel Portfolio Loan Combination and the lender has accelerated all or a portion of the debt, or (iii) there exists a monetary or material non-monetary default by the property manager or any other condition under the management agreement, which if not remedied within any applicable notice, grace and/or cure period, would (A) give borrowers the right to terminate the management agreement and (B) reasonably be expected to cause a material adverse effect on the business of the borrowers, their ability to perform under the Starwood Capital Group Hotel Portfolio Loan documents or the SGC Hotel Portfolio Properties. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the Starwood Capital Group Hotel Portfolio Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and an assignment of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means (a) (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P., or (iii) Starwood Capital Group Global I, L.L.C., as long as such entities are under common control, or any affiliate controlled by the foregoing, (b) SCG Hotel Investors Holdings, L.P. (or any replacement guarantor) or any affiliate under common control with the foregoing, (c) any of First Hospitality, Schulte, Aimbridge, TMI or Hersha (or a controlled affiliate thereof), or (d) a reputable and experienced manager (which may be an affiliate of a borrower) which, in the reasonable judgment of the lender, possesses experience in managing properties similar in size, class, use and operation as the SGC Hotel Portfolio Properties; provided, that borrowers shall have obtained (i) a rating agency confirmation, with respect to clause (d) only, and (ii) if such person is an affiliate of a borrower, an additional non-consolidation opinion; provided, further, in order for any entity to qualify as a “Qualified Manager” under clauses (a), (b), (c), or (d) above, the lender receives satisfactory search results with respect to such entity.

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of in the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

LOAN #8: starwood capital group hotel portfolio

■	Future Mezzanine or Secured Subordinate Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising the Starwood Capital Group Hotel Portfolio Loan Combination have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

■	Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which has a current annual net rent of $275,517 (and is subject to increases every five years under the ground lease) and expires on September 30, 2076, with no extension options. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests; Ground Leases”, as well as representation and warranty number 34 under “Annex E-1 Sponsor Representations and Warranties (Barclays Bank PLC)” and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

■	Partial Release of Collateral. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Capital Group Hotel Portfolio Loan Combination subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio (as calculated in the loan documents) of no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assignees, has the right to purchase the property in the event of a breach of the covenants, conditions and restrictions in such declaration. In the event that such purchase option is exercised, the applicable borrower entity is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower entity may release the property during the lockout period with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Loan Combination documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Loan Combination is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

■	Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Loan documents require that the “all risks” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Properties. Terrorism coverage is provided under a stand-alone policy for both foreign and domestic acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #9: GRANT BUILDING

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		SMF V
Location (City/State)	Pittsburgh, Pennsylvania		Cut-off Date Balance		$38,000,000
Property Type	Office		Cut-off Date Balance per SF		$82.43
Size (SF)	461,006		Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 7/6/2017	89.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2017	89.5%		Type of Security		Fee Simple
Year Built / Latest Renovation	1929 / 2006		Mortgage Rate		4.70000%
Appraised Value	$58,100,000		Original Term to Maturity (Months)		120
Appraisal Date	6/15/2017		Original Amortization Term (Months)		360
Borrower Sponsors	William C. Rudolph; Charles S. Perlow		Original Interest Only Period (Months)	48
Property Management	McKnight Property Management LLC		First Payment Date	9/6/2017
			Maturity Date 8/6/2027

Underwritten Revenues	$9,195,858
Underwritten Expenses	$4,937,318		Escrows(1)
Underwritten Net Operating Income (NOI)	$4,258,540			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,687,545		Taxes	$93,536	$67,895
Cut-off Date LTV Ratio	65.4%		Insurance	$44,917	$6,417
Maturity Date LTV Ratio	58.8%		Replacement Reserve	$0	$7,683
DSCR Based on Underwritten NOI / NCF	1.80x / 1.56x		TI/LC	$1,000,000	$38,417
Debt Yield Based on Underwritten NOI / NCF	11.2% / 9.7%		Other(2)	$489,983	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,000,000	90.5%	Loan Payoff	$35,489,178	84.5%
Mezzanine Loan Amount	4,000,000	9.5	Return of Equity	3,814,304	9.1
			Reserves	1,628,436	3.9
			Closing Costs	1,068,082	2.5
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

(1)	See “—Escrows” below.

(2)	The upfront other reserve is comprised of an outstanding tenant improvements and leasing commissions related to Huntington National Bank ($262,500) and a prepaid rent reserve related to Balzarini & Watson ($227,483). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Grant Building Loan”) is evidenced by a note in the original principal amount of $38,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multi-tenant office building located in Pittsburgh, Pennsylvania (the “Grant Building Property”). The Grant Building Loan was originated by Starwood Mortgage Capital LLC on July 13, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Grant Building Loan has an outstanding principal balance as of the Cut-off Date of $38,000,000 and an interest rate of 4.70000% per annum. The proceeds of the Grant Building Loan and $4,000,000 in the form of a mezzanine loan were primarily used to refinance prior debt secured by the Grant Building Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The Grant Building Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Grant Building Loan requires monthly payments of interest only for the initial 48 months, followed by monthly payments of principal and interest sufficient to amortize the Grant Building Loan over a 30-year amortization schedule. The scheduled maturity date of the Grant Building Loan is the due date in August 2027. At any time after the earlier of July 13, 2020 and second anniversary of the securitization Closing Date, the Grant Building Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Grant Building Loan documents. Voluntary prepayment of the Grant Building Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Grant Building Property is comprised of a 461,006 SF, 37-story, high-rise office building that is located within Allegheny County, in Pittsburgh, Pennsylvania. The Grant Building Property is located in downtown Pittsburgh, adjacent to the County Courthouse, the City/County Building and the Allegheny County Family and Juvenile Courts. After acquiring the Grant Building Property in 2006, the borrower sponsors invested approximately $20.8 million in tenant improvements and leasing commissions and renovations. Renovation work at the 37-story Class A office building included adding a tenant-only fitness center, renovating the five-story, 215-car parking garage, modernizing the elevators and upgrading bathrooms and corridors.

LOAN #9: GRANT BUILDING

The Grant Building Property is located on an approximately 0.5-acre site. It is designed as a multi-tenant property and equipped with a full service bank and ATM, conference room, dry cleaner, on-site restaurant, tavern, newsstand, hair salon and 24-hour concierge and security desk. The Grant Building Property also includes an attached, below-ground five-story parking garage which contains 215 spaces for a parking capacity of 0.5 spaces per 1,000 SF. According to the appraisal, parking is at a premium in the downtown Pittsburgh CBD with many properties having no onsite parking, which provides a competitive advantage to the Grant Building Property.

The Grant Building Property is currently 89.5% occupied by 94 tenants. Over the last five years, the occupancy level at the Grant Building Property has averaged approximately 90.3%. The largest tenant at the Grant Building Property is Huntington National Bank (Fitch: A-; Moody’s: A3; S&P: BBB+). Huntington National Bank has been at the Grant Building Property since 2011 and has a lease through April 30, 2024. The Grant Building Property serves as the Huntington National Bank’s regional headquarters. Under its lease, Huntington National Bank occupies a total of 58,131 SF, consisting of 52,500 SF of office space and 5,631 SF of retail/branch space, at an average underwritten base rent of $20.91 per SF.

The following table presents certain information relating to historical leasing at the Grant Building Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 7/6/2017(2)
Owned Space	92.6%	90.6%	88.5%	88.6%	89.5%

(1)	As provided by the borrower and which represents average occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 6, 2017.

The following table presents certain information relating to the major tenants at the Grant Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Huntington National Bank(3)	A- / A3 / BBB+	58,131	12.6%	$1,215,383	14.3%	$20.91	4/30/2024	3, 5-year options
Hillman Co.	NR / NR / NR	34,531	7.5	759,682	9.0	$22.00	6/30/2018	N/A
Sisterson & Company	NR / NR / NR	25,981	5.6	558,591	6.6	$21.50	5/31/2019	N/A
Rothman Gordon	NR / NR / NR	18,742	4.1	375,444	4.4	$20.03	3/31/2020	N/A
Zimmer Kunz, LLC	NR / NR / NR	16,422	3.6	333,872	3.9	$20.33	1/31/2029	Various(4)
Admin. Office of P.C.	NR / NR / NR	16,314	3.5	301,809	3.6	$18.50	3/31/2024	N/A
Simpson & McCrady	NR / NR / NR	11,811	2.6	271,653	3.2	$23.00	5/31/2022	N/A
McKnight Development(5)	NR / NR / NR	10,254	2.2	205,080	2.4	$20.00	8/31/2030	N/A
Campbell & Levine	NR / NR / NR	8,745	1.9	196,762	2.3	$22.50	9/30/2020	N/A
Ainsman & Levine	NR / NR / NR	8,843	1.9	194,546	2.3	$22.00	1/31/2019	2, 5-year options
Ten Largest Owned Tenants		209,774	45.5%	$4,412,823	52.1%	$21.04
Remaining Tenants		203,022	44.0	4,062,088	47.9	20.01
Vacant		48,210	10.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		461,006	100.0%	$8,474,911	100.0%	$20.53

(1)	Based on the underwritten rent roll dated July 6, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Huntington National Bank is rated investment grade and its UW Base Rent is underwritten based on the average rent of its remaining lease term. Huntington National Bank is currently paying $20.16 per SF. Huntington National Bank occupies a total of 58,131 SF, consisting of 52,500 SF of office space and 5,631 SF of retail/branch space, at an average UW Base Rent of $20.91 per SF.

(4)	Zimmer Kunz, LLC has one five-year renewal option and one two-year renewal option remaining.

(5)	Borrower sponsor affiliated.

LOAN #9: GRANT BUILDING

The following table presents the lease rollover schedule at the Grant Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(3)	19,846	4.3%	4.3%	$191,139	2.3%	$18.89	14
2017	19,453	4.2	8.5%	360,887	4.3	$18.55	6
2018	71,193	15.4	24.0%	1,493,038	17.6	$20.97	20
2019	73,754	16.0	40.0%	1,584,998	18.7	$21.49	16
2020	60,556	13.1	53.1%	1,290,738	15.2	$21.31	12
2021	14,793	3.2	56.3%	309,217	3.6	$20.90	8
2022	28,205	6.1	62.4%	643,246	7.6	$22.81	8
2023	14,013	3.0	65.5%	324,273	3.8	$23.14	3
2024	81,500	17.7	83.1%	1,675,930	19.8	$20.56	3
2025	1,157	0.3	83.4%	23,718	0.3	$20.50	1
2026	1,650	0.4	83.8%	38,775	0.5	$23.50	1
2027	0	0.0	83.8%	0	0.0	$0.00	0
2028 & Thereafter	26,676	5.8	89.5%	538,952	6.4	$20.20	2
Vacant	48,210	10.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	461,006	100.0%		$8,474,911	100.0%	$20.53	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 9,729 SF (2.1% of GLA) of fitness center, conference room, storage and file room space that accounts for no base rent and is thus excluded from the UW Base Rent $ per SF calculation.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grant Building Property:

Cash Flow Analysis(1)(2)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,742,443	$8,045,565	$8,146,954	$8,165,668	$8,387,444	$18.19
Contractual Rent Steps(3)	0	0	0	0	87,468	0.19
Gross Up Vacancy	0	0	0	0	979,133	2.12
Reimbursements	32,902	135,641	291,358	333,518	333,518	0.72
Other Income(4)	379,675	387,953	392,024	387,429	387,429	0.84
Gross Revenue	$8,155,020	$8,569,159	$8,830,336	$8,886,615	$10,174,991	$22.07
Vacancy & Credit Loss	0	0	0	0	(979,133)	(2.12)
Effective Gross Income	$8,155,020	$8,569,159	$8,830,336	$8,886,615	$9,195,858	$19.95

Real Estate Taxes	$749,269	$776,323	$785,908	$787,186	$764,894	1.66
Insurance	75,991	73,729	70,847	71,367	77,000	0.17
Management Fee	158,521	159,516	176,372	171,896	229,896	0.50
Other Operating Expenses	3,652,424	3,774,468	3,896,478	3,865,528	3,865,528	8.38
Total Operating Expenses	$4,636,205	$4,784,036	$4,929,605	$4,895,977	$4,937,318	$10.71

Net Operating Income	$3,518,815	$3,785,123	$3,900,731	$3,990,638	$4,258,540	$9.24
TI/LC	0	0	0	0	478,794	1.04
Capital Expenditures	0	0	0	0	92,201	0.20
Net Cash Flow	$3,518,815	$3,785,123	$3,900,731	$3,990,638	$3,687,545	$8.00

Occupancy(5)	90.6%	88.5%	88.6%	89.5%	90.0%
NOI Debt Yield	9.3%	10.0%	10.3%	10.5%	11.2%
NCF DSCR	1.49x	1.60x	1.65x	1.69x	1.56x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through February 1, 2018 ($20,172) and the average rent for Huntington National Bank over the remainder of its lease ($67,296).

(4)	Other Income includes parking income, fitness center income, miscellaneous tenant charges and conference room rental fees.

(5)	TTM Occupancy is as of July 6, 2017.

LOAN #9: GRANT BUILDING

■	Appraisal. According to the appraisal, the Grant Building Property had an “as-is” appraised value of $58,100,000 as of June 15, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$58,600,000	N/A	7.00%
Discounted Cash Flow Approach	$58,100,000	9.00%	7.75%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated June 21, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Grant Building Property.

■	Market Overview and Competition. The Grant Building Property is located in Pittsburgh, Pennsylvania within the Pittsburgh office submarket. The Grant Building Property is located at 310 Grant Street with access to primary transportation routes including Interstates 376, 279 and 79. According to the appraisal, as of the first quarter of 2017, the Pittsburgh office market had a total office inventory of 52.7 million SF with a vacancy rate of 16.5% and average asking rent of $22.14 per SF. According to the appraisal, as of the first quarter of 2017, the CBD office submarket for Class A properties has a total office inventory of 14.3 million SF with a vacancy rate of 11.0% and average asking rent of $27.33 per SF. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Grant Building Property was 20,113, 146,758 and 386,857, respectively. Additionally, the 2016 median household income within a one-, three- and five-mile radius of the Grant Building Property was $48,006, $36,468 and $46,224, respectively.

The following table presents certain information relating to lease comparables for the Grant Building Property:

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Built / Renovated	% Occupied (Total)	Asking Rent (per SF)
				Low	High
Koppers Building 436 7th Avenue Pittsburgh, PA	356,439	1929 /1996	75.0%	$22.00	$24.00
The Frick Building 437 Grant Street Pittsburgh, PA	366,010	1902 / N/A	88.0%	$25.00	$25.00
Law & Finance Building 429 4th Avenue Pittsburgh, PA	133,246	1930 / N/A	87.0%	$18.50	$19.50
K&L Gates Building 210 6th Avenue Pittsburgh, PA	637,243	1968 / 2010	90.0%	$26.00	$29.00
The Gulf Tower 707 Grant Street Pittsburgh, PA	435,491	1932 / 2004	65.0%	$21.00	$22.00
Total / Wtd. Avg.	1,928,429		81.0%	$23.42	$25.08

(1)	Source: Appraisal.

■	The Borrower. The borrower is McKnight Grant Building Associates, L.P., a single-purpose Delaware limited partnership. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Grant Building Loan. The non-recourse carveout guarantors are William C. Rudolph and Charles S. Perlow, who are principals at McKnight Realty Partners. McKnight Realty Partners is a leading real estate investment and development company based in Pittsburgh, Pennsylvania. Since 1959, McKnight Realty Partners has specialized in purchasing retail, industrial and multifamily properties, and currently owns and operates more than 5.0 million square feet of commercial space nationwide.

■	Escrows. On the origination date of the Grant Building Loan, the borrower funded a reserve of (i) $93,536 for real estate taxes, (ii) $44,917 for insurance, (iii) $1,000,000 for future tenant improvements and leasing commissions, (iv) $262,500 for outstanding tenant improvements and leasing commissions related to Huntington National Bank and (v) $227,483 for a prepaid rent reserve related to Balzarini & Watson.

LOAN #9: grant building

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Grant Building Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $67,895; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $6,417; (iii) a replacement reserve in the amount of $7,683 and (iv) a tenant improvements and leasing commissions reserve in the amount of $38,417. Beginning on the due date in August 2023 and occurring thereafter up to and including the payment date in August 2024, the borrower is required to fund a reserve equal to $7,588 for tenant improvements and leasing commissions related to Zimmer Kunz. During a Key Tenant Trigger Event Period (as defined below), the borrower is required to deposit excess cash flow into the excess cash flow account.

■	Lockbox and Cash Management. The Grant Building Loan is structured with a hard lockbox and springing cash management. The Grant Building Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the Grant Building Property to be deposited within two business days into such lockbox account. During a Grant Building Trigger Event Period (as defined below), funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Grant Building Trigger Event Period, the Grant Building Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves, pay debt service under the Grant Building Mezzanine Loan (as defined below) and pay operating expenses, and all remaining amounts will be deposited (i) in the excess cash flow reserve account and held as additional collateral for the Grant Building Loan, (ii) during a Key Tenant Trigger Event Period, into a reserve for tenant improvements and leasing commissions related to the leased space occupied by the Key Tenant (as defined below) or (iii) if the Grant Building Trigger Event Period is caused solely by an event of default under the Grant Building Mezzanine Loan, to the mezzanine lender under the Grant Building Mezzanine Loan.

A “Grant Building Trigger Event Period” occurs upon (i) an event of default under the Grant Building Loan until cured (so long as no other Grant Building Trigger Event Period is in effect), (ii) the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) being less than 1.10x, until the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (so long as no other Grant Building Trigger Event Period is in effect), (iii) a Key Tenant Trigger Event Period (as defined below), until the same is cured, or (iv) an event of default under the Grant Building Mezzanine Loan (as defined below).

A “Key Tenant Trigger Event Period” occurs upon Huntington National Bank, or any tenant occupying Huntington National Bank’s space at the Grant Building Property (each, a “Key Tenant”) (i) failing to extend the terms of its lease for at least five years and otherwise on terms and conditions satisfactory to the lender, on or before April 30, 2023, (ii) defaulting beyond any applicable cure or grace period under its lease, (iii) going dark or otherwise ceasing operations in its leased space at the Grant Building Property, (iv) subletting its leased space, (v) becoming a debtor in any bankruptcy or other insolvency proceeding or (vi) terminating or canceling its lease (or the lease otherwise failing or ceasing to be in full force and effect) (each, a “Key Tenant Trigger Event”).

■	Property Management. The Grant Building Property is managed by McKnight Property Management LLC, a borrower affiliate. Under the Grant Building Loan documents, the Grant Building Property may be managed by McKnight Property Management LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Grant Building Loan documents, (ii) the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) falling below 1.05x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

LOAN #9: grant building

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Grant Building Loan, MSC – 310 Grant Holdco, LLC funded a $4,000,000 mezzanine loan (the “Grant Building Mezzanine Loan”) to McKnight Grant Building Associates I, L.P., as mezzanine borrower. The Grant Building Mezzanine Loan is secured by a pledge of (i) the mezzanine borrower’s 100.0% limited partnership interests in the borrower under the Grant Building Loan and (ii) the 100.0% direct equity interest held by the mezzanine borrower in McKnight Grant Building LLC, the general partner of the borrower under the Grant Building Loan. The Grant Building Mezzanine Loan requires monthly payment of interest only and accrues interest at an interest rate of 11.25000% per annum and is co-terminous with the Grant Building Loan. The rights and obligations of the respective holders of the Grant Building Loan and the related Grant Building Mezzanine Loan are subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the Grant Building Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Grant Building Property the amount of coverage from time to time required under the Grant Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: ann arbor mixed use portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	Ann Arbor, Michigan	Cut-off Date Balance		$34,750,000
Property Type	Mixed Use	Cut-off Date Balance per SF		$182.70
Size (SF)	190,205	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 6/1/2017	97.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017	97.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Varous	Mortgage Rate		4.44350%
Appraised Value	$50,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/14/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Jaimey Roth; Marc Gardner; Jason Anstandig and Jason Biber	Original Interest Only Period (Months)		60
Property Management	Lakeshore Management, LLC	First Payment Date		10/6/2017
		Maturity Date		9/6/2027

Underwritten Revenues	$6,533,958
Underwritten Expenses	$2,987,072	Escrows
Underwritten Net Operating Income (NOI)	$3,546,886		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,213,889	Taxes	$166,194	$110,796
Cut-off Date LTV Ratio	69.5%	Insurance	$9,678	$4,839
Maturity Date LTV Ratio	63.5%	Replacement Reserve(1)	$0	$3,170
DSCR Based on Underwritten NOI / NCF	1.69x / 1.53x	TI/LC(2)	$500,000	$23,776
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.2%	Other(3)	$149,224	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$34,750,000	67.1%	Purchase Price	$50,000,000	96.5%
Principal’s New Cash Contribution	9,805,176	18.9	Closing Costs	980,081	1.9
Mezzanine Loan	6,750,000	13.0	Reserves	825,095	1.6
Other Sources	500,000	1.0
Total Sources	$51,805,176	100.0%	Total Uses	$51,805,176	100.0%

(1)	The replacement reserve has a cap of $114,123. See “—Escrows” below.

(2)	The tenant improvements and leasing commissions reserve has a cap of $900,000. See “—Escrows” below.

(3)	Upfront other reserve includes (i) $129,969 for unfunded obligations at the Ann Arbor Mixed Use Portfolio Properties and (ii) $19,255 for CAM at the Ann Arbor Mixed Use Portfolio Properties. See “—Escrows” below.

The following table presents certain information relating to the Ann Arbor Mixed Use Portfolio Properties:

Property Name	Year Built / Renovated	Building GLA	Occupancy as of 6/1/2017	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
McKinley Towne Centre	1973 / 2015-2016	130,824	96.8%	$27,800,000	80.0%	$39,500,000	$2,635,883
Liberty Square	1960, 1999 / 2007-2009	59,381	100.0%	6,950,000	20.0	10,500,000	578,006
		190,205	97.8%	34,750,000	100.0	50,000,000	3,213,889

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Ann Arbor Mixed Use Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Llamasoft, Inc.	NR / NR / NR	58,365	30.7%	$1,802,005	32.4%	$30.87	10/31/2026	2, 7-year options
Think Tech, Inc. d/b/a TD.A.	NR / A3 / A	23,849	12.5	889,700	16.0	$37.31	7/31/2026	2, 5-year options
The Regents of the U of M(2)	NR / Aaa / AAA	21,800	11.5	649,104	11.7	$29.78	8/31/2018	NA
Bodman PLC	NR / NR / NR	12,522	6.6	465,693	8.4	$37.19	11/30/2018	2, 5-year options
Bar Louie	NR / NR / NR	6,161	3.2	283,283	5.1	$45.98	5/31/2022	1, 5-year option
Penny W. Stamps School of Art	NR / Aaa / AAA	7,979	4.2	266,900	4.8	$33.45	2/8/2027	2, 5-year options
Menlo Associates, LLC(3)	NR / NR / NR	23,721	12.5	260,931	4.7	$11.00	8/31/2022	2, 5-year options
Tomokun Noodle Bar-Office	NR / NR / NR	6,631	3.5	225,114	4.0	$33.95	8/31/2028	4, 5-year options
Alumni Assoc. of the U of M	NR / NR / NR	4,270	2.2	158,552	2.8	$37.13	5/31/2021	2, 5-year options
FedEx Office	NR / NR / NR	4,224	2.2	146,362	2.6	$34.65	11/30/2022	1, 5-year option
Ten Largest Owned Tenants		169,522	89.1%	$5,147,644	92.5%	$30.37
Remaining Owned Tenants		16,535	8.7	417,477	7.5	$25.25
Vacant Spaces (Owned Space)		4,148	2.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		190,205	100.0%	$5,565,121	100.0%	$29.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Regents of the U of M has 18,567 SF which expires on December 31, 2022 and 3,233 SF which expires on August 31, 2018.

(3)	Menlo Associates, LLC subleases a total of 1,235 SF at the Liberty Square Property on a month-to-month basis to two separate sub-tenants.

LOAN #10: ann arbor mixed use portfolio

The following table presents certain information relating to the lease rollover schedule at the Ann Arbor Mixed Use Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	943	0.5%	0.5%	$0	0.0%	$0.00	0
2017	0	0.0	0.5%	0	0.0	$0.00	0
2018	18,163	9.5	10.0%	583,463	10.5	$32.12	3
2019	2,726	1.4	11.5%	85,951	1.5	$31.53	1
2020	0	0.0	11.5%	0	0.0	$0.00	0
2021	14,728	7.7	19.2%	427,268	7.7	$29.01	4
2022	52,673	27.7	46.9%	1,284,719	23.1	$24.39	4
2023	0	0.0	46.9%	0	0.0	$0.00	0
2024	0	0.0	46.9%	0	0.0	$0.00	0
2025	0	0.0	46.9%	0	0.0	$0.00	0
2026	82,214	43.2	90.1%	2,691,705	48.4	$32.74	2
2027	7,979	4.2	94.3%	266,900	4.8	$33.45	1
2028 & Thereafter	6,631	3.5	97.8%	225,114	4.0	$33.95	1
Vacant	4,148	2.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	190,205	100.0%		$5,565,121	100.0%	$29.91	16

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Ann Arbor Mixed Use Portfolio Properties:

Historical Leased %(1)

	2014	2015	2016	As of 6/1/2017
McKinley Towne Centre	100.0%	100.0%	96.8%	96.8%
Liberty Square	100.0%	100.0%	100.0%	100.0%
Total	100.0%	100.0%	97.8%	97.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

LOAN #10: ann arbor mixed use portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ann Arbor Mixed Use Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 5/31/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent(2)	$4,909,462	$4,910,425	$3,939,421	$4,373,586	$5,317,327	$27.96
Contractual Rent Steps	0	0	0	0	247,794	1.30
Gross Up Vacancy	0	0	0	0	186,660	0.98
Reimbursements	480,787	786,127	892,316	533,792	703,538	3.70
Other Income(3)	477,744	507,544	669,750	447,439	384,668	2.02
Gross Revenue	$5,867,993	$6,204,096	$5,501,487	$5,354,817	$6,839,988	$35.96

Vacancy & Credit Loss	(30,833)	0	0	(24,041)	(306,030)	(1.61)
Effective Gross Income	$5,837,160	$6,204,096	$5,501,487	$5,330,776	$6,533,958	$34.35

Real Estate Taxes	$740,680	$753,636	$773,042	$773,041	$1,329,549	$6.99
Insurance	62,873	63,176	56,247	58,942	55,300	0.29
Management Fee	175,115	186,123	165,045	159,923	196,019	1.03
Other Operating Expenses	1,654,187	1,583,034	1,398,224	1,354,430	1,406,205	7.39
Total Operating Expenses	$2,632,855	$2,585,969	$2,392,557	$2,346,336	$2,987,072	$15.70

Net Operating Income	$3,204,305	$3,618,127	$3,108,930	$2,984,440	$3,546,886	$18.65
TI/LC	0	0	0	0	296,919	1.56
Capital Expenditures	0	0	0	0	36,077	0.19
Net Cash Flow	$3,204,305	$3,618,127	$3,108,930	$2,984,440	$3,213,889	$16.90

Occupancy(4)	100.0%	100.0%	97.8%	97.8%	97.8%
NOI Debt Yield	9.2%	10.4%	8.9%	8.6%	10.2%
NCF DSCR	1.53x	1.72x	1.48x	1.42x	1.53x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Base Rent decrease from 2015 to 2016 and continuing in the TTM period ending May 31, 2017 was attributable to Google vacating their premises and the subsequent immediate lease-up of the vacated space by Llamasoft, Inc. and TD Ameritrade which were given free rent of six and three months, respectively. Base Rent was Underwritten to contractual rents from tenants occupying the Ann Arbor Mixed Use Portfolio Properties.

(3)	Contractual Rent Steps are underwritten based upon actual scheduled rent increases through May 2018 and the present value of future rent increases for two investment grade tenants.

(4)	Other Income includes storage income, work order income, late & NSF income, and other miscellaneous income.